Exhibit 10.21

LOAN AGREEMENT

by and between

USAA LIFE INSURANCE COMPANY,
a life insurance company organized under the laws of Texas

as Lender

and

MARYSVILLE OWNER LLC,
a Delaware limited liability company,

as Borrower

Date: As of October 9, 2025

    (i)

TABLE OF CONTENTS
Page
1.    DEFINED TERMS     1
2.    TERMS OF THE LOAN AND DOCUMENTS    8
2.1    Agreement to Borrow and Lend    8
2.2    Loan Documents    8
2.3    Terms of the Loan    9
2.4    Nonrecourse    14
2.5    Recourse to Borrower    14
3.    COVENANTS REGARDING THE PREMISES    17
3.1    Maintenance    17
3.2    Lease Obligations    18
3.3    Taxes, Other Governmental Charges, Liens and Utility Charges    19
3.4    Insurance    20
3.5    Use of Premises    24
3.6    Management of Premises    24
4.    FINANCIAL INFORMATION    25
5.    ESCROWS    26
5.1    Assessments and Insurance    26
5.2    Letters of Credit    26
6.    ENVIRONMENTAL MATTERS    27
6.1    Definitions    27
6.2    Environmental Representations, Warranties and Covenants    29
6.3    Right to Inspect and Cure    30
6.4    Indemnification    31
6.5    Remediation    31
6.6    Survival    32
7.    DAMAGE TO, DESTRUCTION OF, AND CONDEMNATION OF THE PREMISES    32
7.1    Application of Insurance Proceeds    32
7.2    Application of Condemnation Award    33
7.3    Lender to Make Proceeds Available    33
8.    COVENANTS, REPRESENTATIONS AND WARRANTIES    34
8.1    Status    34
8.2    Authority    34
8.3    Binding    35
    Page 1     [LOAN AGREEMENT]

8.4    No Conflict    35
8.5    EO 13224    35
8.6    Business Loan; Margin Regulations    35
8.7    Tax Status of Borrower    36
8.8    Relationship    36
8.9    Special Purpose Entity    36
8.10    Bankruptcy; Solvency; Fraudulent or Voidable Conveyance    37
8.11    Litigation    38
8.12    Title to Premises; No Liens    38
8.13    Leases; Possessory Rights    38
8.14    No Damage, Condemnation    38
8.15    Zoning    38
8.16    Access    39
8.17    Separate Tax Parcel    39
8.18    Flood Zone    39
9.    TRANSFERS AND ASSIGNMENTS    39
9.1    Due on Sale or Encumbrance    39
10.    EVENTS OF DEFAULT    41
10.1    Events of Default    41
10.2    Acceleration    43
10.3    Attorney-in-Fact; Remedies of Lender    43
10.4    Advances    44
11.    GENERAL PROVISIONS    44
11.1    Captions    44
11.2    Merger    44
11.3    Notices    45
11.4    Modification; Waiver    46
11.5    Governing Law    46
11.6    Acquiescence Not to Constitute Waiver of Lender’s Requirements    46
11.7    Disclaimer by Lender    46
11.8    Right of Lender to Make Advances to Cure Borrower’s Defaults    47
11.9    Definitions Include Amendments    47
11.10    Time Is of the Essence    47
11.11    Execution in Counterparts    47
11.12    Waiver of Consequential Damages    48
11.13    Claims Against Lender    48
11.14    Jurisdiction and Venue    48
11.15    Severability    48
11.16    Incorporation of Recitals    49
11.17    WAIVER OF JURY TRIAL    49
11.18    General Indemnification    49
    Page 2     [LOAN AGREEMENT]

11.19    Secondary Financing    50
11.20    Cross-Default    50
11.21    ERISA    50
11.22    Certain Disclosures    51
11.23    Enforcement Costs    51
11.24    Participations; Secondary Market    52
11.25    Replacement or Bifurcation of Note    53
11.26    Further Acts    53
11.27    Lender’s Consent; Costs of Administration of Loan    53

ATTACHMENTS:

    Exhibit A – Description of Land
    Schedule 8.1 – Organizational Chart of Borrower
    Page 3     [LOAN AGREEMENT]

LOAN AGREEMENT
This Loan Agreement is made as of October 9, 2025, by and between MARYSVILLE OWNER LLC, a Delaware limited liability company (“Borrower”) and USAA LIFE INSURANCE COMPANY, a life insurance company organized under the laws of Texas, and its successors and assigns (“Lender”).
RECITALS
A.    Borrower owns fee title to certain real estate (the “Land”) as described on Exhibit A hereto, which Land is improved with buildings and other improvements thereon (the “Improvements”).
B.    Borrower has applied to Lender for a loan (“Loan”) in the amount of SEVENTY-SIX MILLION TWO HUNDRED AND FIFTY THOUSAND AND 00/100 DOLLARS ($76,250,000.00) and Lender has agreed to make the Loan on the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the foregoing Recitals, and for other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.DEFINED TERMS. The following terms as used herein shall have the following meanings:
Agreement: This Loan Agreement, as originally executed or as may be hereafter supplemented or amended from time to time in writing.
AML/OFAC Letter: means either (a) an AML/OFAC letter in substantially the same form provided by Sculptor Real Estate Advisors LP (or an Affiliate thereof) to Lender and approved by Lender on or prior to the Loan Opening Date in contemplation of the Loan (or such other form of AML/OFAC letter subsequently approved by Lender in its reasonable discretion), or (b) a signed written notice from Sculptor Real Estate Advisors LP (or an Affiliate thereof), or another SEC registered investment adviser delivered upon Lender’s written request therefor and approved by Lender (which shall not be more than once every twelve (12) months after delivery of any prior AML/OFAC Letter meeting the parameters of clause (a) of this definition), which letter shall confirm that the AML/OFAC letter most recently delivered to Lender within the prior twelve (12) month period remains in full force and effect.
Application/Commitment: The “Application” to Lender for the Loan dated September 19, 2025, and the acceptance thereof by Lender as a commitment dated September 19, 2025.
Assessment: All taxes, liens, assessments, utility charges (public or private and including sewer fees), ground rents, maintenance charges, dues, fines, impositions and public and other charges of any character (including penalties and interest) assessed against, or which could become a lien against the Premises.

Borrower: The meaning set forth in the introductory paragraph of this Agreement.
Borrower’s Certificate: The certificate described in Section 2.2(i) of this Agreement.
Building Laws: All federal, state and local laws, statutes, regulations, codes, ordinances, orders, rules and requirements applicable to the development, construction, use, operation, management and maintenance of the Premises, including, without limitation, all access, building, zoning, planning, subdivision, fire, traffic, safety, health, labor, discrimination, environmental, air quality, wetlands, shoreline, flood plain laws, regulations and ordinances, including, without limitation, all applicable requirements of the Fair Housing Act of 1988, as amended, the Americans with Disabilities Act of 1990, as amended, and all orders or decrees of any court adopted or enacted with respect thereto applicable to the Premises, as any of the same may from time to time be amended, modified or supplemented.
Business Day: A day other than a Saturday, Sunday or holiday on which national banks are authorized to be closed.
Cash Management Agreement: The meaning set forth in Section 2.2(g) of this Agreement.
CMA: The meaning set forth in Section 5.3 of this Agreement.
Control: Means the power, directly or indirectly, to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling”, “controlled by” and “under common control with” have meanings correlative thereto.
Control Party: Means (A) Sculptor Advisors LLC, a Delaware limited liability company, (B) Sculptor Real Estate Advisors LP, a Delaware limited partnership, (C) Sculptor Capital Management, Inc., a Delaware corporation and/or (D) any Person that is directly or indirectly controlled by any of the foregoing Control Party entities.
Correspondent: Lender shall have the right to appoint a correspondent at any time during the term of the Loan upon written notice to Borrower. Borrower hereby acknowledges that Lender may utilize Correspondent, at Lender’s expense, and/or other outside third parties selected by Lender in any aspects of the Loan, including, but not limited to, the servicing, administration and monitoring of the Loan. For clarity, (i) Servicer is not a Correspondent, and (ii) Lender’s use of a Correspondent at Lender’s expense does not negate Borrower’s obligation to pay the Servicing Fee or any other cost, expense or fee set forth in the Loan Documents. For purposes of this Agreement, where it is referenced that information will be provided to “Correspondent and Lender,” unless designated otherwise in writing by Lender, the information shall be provided to Correspondent, who will provide the same to Lender. Lender may, at any time, request in writing that the information be provided to both Correspondent and Lender or to another third party in place of Correspondent.

Debt Yield: The number calculated by dividing NOI by the aggregate principal balance of the Loan.
Default: Any event that would, if it were to continue uncured, with notice or lapse of time or both, constitute an Event of Default.
Default Rate: The default interest rate specified in Section 2.3(d) of this Agreement.
Enterprise Zone/Tax Abatement: That certain Enterprise Zone Agreement Among Union County, Ohio, The Scotts Company, and Sierra Marysville Storage, LLC, identified as Resolution No. 22-185, and consented to by the City of Marysville, as assigned to Borrower pursuant to that certain Assignment, Assumption and Amendment Agreement dated October 9, 2025, and the tax exemption provided for therein.
Environmental Indemnification Agreement: The Environmental Indemnification Agreement described in Section 2.2(e) of this Agreement, executed by Borrower and Guarantor, as originally executed or as may be hereafter supplemented or amended from time to time in writing.
Environmental Report: means that certain Phase I Environmental Site Assessment Report prepared by Partner Engineering and Science, Inc., dated as of September 4, 2025.
Event of Default: The meaning set forth in Section 10.1 of this Agreement.
Governmental Authority: Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.
Guarantor: Sculptor Diversified Real Estate Income Trust, Inc., a Maryland corporation.
Improvements: The meaning set forth in Recital A of this Agreement.
Include or including: Including, but not limited to.
Knowledge: When used to modify a representation or warranty, actual knowledge.
KYC Threshold: a direct or indirect membership interest in Borrower aggregating (i) twenty five percent (25%) for a domestic Person and its affiliates (U.S. domicile or formation), or (ii) ten percent (10%) for a foreign Person and its affiliates (as either such threshold may be lowered, if Lender has given notice to Borrower of changes in laws or regulations necessitating a more stringent threshold percentage).
Land: The parcel of land legally described in Exhibit A hereto underlying the Premises.

Laws: Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction, as any of the same may from time to time be amended, modified or supplemented.
Lease Termination Fees: The meaning set forth in Section 3.2 of this Agreement.
Leases: All leases and other agreements or arrangements affecting the use or occupancy of all or any portion of the Premises now in effect or hereafter entered into (including all lettings, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Premises), together with any guarantees, supplements, amendments, modifications, extensions and renewals of the same.
Lender: The meaning set forth in the introductory paragraph of this Agreement.
Limited Guaranty: The Limited Guaranty described in Section 2.2(f) of this Agreement executed by Guarantor with respect to the exceptions from the recourse limitations provided therein, as originally executed or as may be hereafter supplemented or amended from time to time in writing.
Loan: The meaning set forth in Recital B of this Agreement.
Loan Documents: This Agreement, the Environmental Indemnification Agreement, the Limited Guaranty, the Security Instrument, the Note, the Assignment and Subordination of Management Agreement, the other documents and instruments listed or described in Section 2.2 of this Agreement, and all other documents and instruments given to Lender from time to time in connection with or to secure the Loan, as originally executed or as any of the same may be hereafter supplemented or amended from time to time, in writing.
Loan to Value Ratio: the ratio, as reasonably determined by Lender, of (i) the aggregate principal balance of the Loan to (ii) the fair market value of the Premises.
Loan Opening Date: The date of the disbursement of the Loan.
Loan Year: A period of twelve consecutive months, the first of which shall commence on the date hereof, if such date is the first (1st) day of the month, and otherwise on the first (1st) day of the month following the date hereof (and the first Loan Year also shall include the partial month from the date hereof until such date), and each succeeding Loan Year shall commence on the anniversary of such date.
Management Agreement: That certain 12575 Industrial Parkway Property Management Agreement between Borrower and Manager dated October 9, 2025.
Manager: Friedman Real Estate Management OH INC., an Ohio corporation.
Maturity Date:     The meaning set forth in Section 2.3(b) of this Agreement.

Maximum Legal Rate of Interest: The meaning set forth in Section 2.3(g) of this Agreement.
NOI: the gross annual income realized from operations of the Premises for the applicable twelve (12) month period after subtracting all necessary and ordinary operating expenses (both fixed and variable) for that twelve (12) month period, including, without limitation, utilities, administrative expenses, cleaning, landscaping, security, repairs and maintenance, ground rent payments (if applicable), management fees equal to the greater of actual or 2% of effective gross income, real estate and other taxes (on a fully-assessed basis after transfer of the Premises), assessments and insurance, and Lender’s underwritten reserves for replacements, but excluding deductions for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures, asset management fees and other similar items. Gross annual income shall be based on the then current rent roll, with tenants that are current in their rental obligations, adjusted for free rent and other concessions, projecting income based on the leases in place for the next succeeding twelve (12) months and near-term lease expirations, each as reasonably determined by Lender, and ordinary operating expenses shall be normalized. Documentation of NOI shall be certified by an officer of Borrower with detail reasonably satisfactory to Lender and shall be subject to the reasonable approval of Lender.
Note: The promissory note described in Section 2.2(a) of this Agreement, as originally executed or as may be hereafter supplemented or amended from time to time in writing.
Note Rate: The interest rate under the Note, described in Section 2.3(a) of this Agreement.
Parcel: The portion of the Premises described on Exhibit A and identified by a specific “Parcel” designation.
Permitted Encumbrances: means (a) collectively (i) the liens and security interests created by the Loan Documents, (ii) liens for taxes not yet due or delinquent or which are being contested by Borrower in accordance with the terms and conditions of the Loan Documents, (iii) such other title and survey exceptions as Lender has approved in writing, (iv) inchoate mechanics’ and materialmen’s liens, or actual mechanics’ and materialmen’s liens being contested in accordance with Section 1.3 of the Security Instrument, (v) the Leases (and the rights of tenants thereunder) entered into prior to the date hereof or after the date hereof in accordance with the terms and conditions of the Loan Documents, and (vi) equipment leases for equipment used at the Property in the ordinary course of business so long as the same are secured, if at all, solely by the subject equipment leased thereunder.
Permitted Exceptions: Those title matters to which the interests of Borrower in the Real Property is subject on the Loan Opening Date and Permitted Encumbrances.
Permitted Ownership Encumbrances: The meaning set forth in Section 9.1(a) of this Agreement.

Permitted Ownership Transfers: (A) any transfer or series of transfers of any indirect ownership interests in Borrower, so long as each of the following conditions are satisfied at all times before, during and after each such transfer or series of transfers: (i) SRE Funds own, directly or indirectly, at least fifty-one percent (51%) of the limited liability company interests in Borrower and Sole Member, (ii) Guarantor owns, directly or indirectly, limited liability company interests in each of Borrower and Sole Member that are no less than the limited liability company interests Guarantor owned in each such entity as of the Loan Opening Date, (iii) Sole Member owns one hundred percent (100%) of the limited liability company interests in Borrower, (iv) a Control Party controls Borrower and Sole Member and manages the day-to-day operations of Guarantor, and (v) no Event of Default shall occur as the result of such transfer or series of transfers, and (B) any transfers of any indirect ownership interests in Borrower consisting of publicly traded shares or other publicly traded securities in any Person which is listed on a national or international stock exchange.
Notwithstanding the foregoing, prior to the acquisition by any Person, whether individually or together with such Person’s affiliates, of a direct or indirect ownership interest in Borrower that is equal to or greater than the KYC Threshold (and such Person, together with such Person’s affiliates, did not have a direct or indirect ownership interest equal to or greater than the KYC Threshold prior to such Transfer), Borrower shall have provided not less than twenty (20) days’ prior written notice to Lender of the proposed transfer, together with such information about the proposed transferee (and its affiliates, as applicable) and transfer as Lender may reasonably request, and Lender shall have confirmed to Borrower that such transferee (and its affiliates, as applicable) and transfer have been approved by Lender which is required solely with respect to Lender’s “Know Your Customer” and other commercially reasonable requirements adopted to comply with applicable laws.
For clarity, Lender’s agreement to the foregoing Permitted Ownership Transfers is specific to the membership transfers described above and is not an express or implied waiver by Lender of any other Lender notice or consent rights set forth in the Loan Documents.
Person: Means an individual, sole proprietorship, joint venture, association, trustee of a trust, trust, estate, business trust, corporation, nonprofit corporation, partnership, limited liability company, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.
Premises: As described on Exhibit A, each Parcel (if so identified) of, or the entirety of, the Land together with any and all buildings, structures and improvements located or to be located thereon and all rights, privileges, easements, hereditaments and appurtenances, thereunto relating or appertaining, including parking in compliance with any applicable zoning ordinance and Leases, and all personal property, fixtures and equipment required or used (or to be used) for the operation thereof. Exhibit A sets forth the local street address and the associated legal description.
Prepayment Date: The meaning set forth in Section 2.3(f) of this Agreement.

Prepayment Premium: The meaning set forth in Section 2.3(f) of this Agreement.
PSA: That certain Real Estate Purchase and Sale Agreement, dated August 14, 2025, between Seller, as Seller, and Borrower, as Purchaser, with respect to the purchase and sale of the Premises, as amended by that certain First Amendment to Purchase and Sale Agreement, dated September 15, 2025, that certain Second Amendment to Purchase and Sale Agreement, dated September 18, 2025, that certain Third Amendment to Purchase and Sale Agreement, dated September 19, 2025 (“3rd Amendment to PSA”), and that certain Fourth Amendment to Purchase and Sale Agreement, dated October 9, 2025 (4th Amendment to PSA”).
Real Property: That portion of the Premises constituting real property.
Rents: All rents (whether denoted as advance rent, minimum rent, percentage rent or otherwise), receipts, issues, income, royalties, profits, revenues, proceeds, bonuses, deposits (whether denoted as security deposits or otherwise), lease termination fees or payments, rejection damages, buy-out fees and any other fees made or to be made in lieu of rent, any award made hereafter to Borrower in any court proceeding involving any tenant, lessee, licensee or concessionaire under any of the Leases in any bankruptcy, insolvency or reorganization proceedings in any state or federal court, and all other payments, rights and benefits of whatever nature from time to time due under the Leases.
Revenue Code: The Internal Revenue Code of 1986, as amended, and the regulations thereunder.
Scotts Lease: That certain Lease, dated June 12, 2025, between Borrower’s predecessor in interest, as landlord, and The Scotts Company LLC, as tenant, as amended by that certain First Amendment to Lease, dated October 9, 2025, as assigned to Borrower by that certain Assignment of Leases and Assumption Agreement, dated October 9, 2025.
Security Instrument: The mortgage, deed of trust or similar instrument described in Section 2.2(b) of this Agreement for the Premises and for any Substitute Property, each as originally executed or as may be hereafter supplemented or amended from time to time in writing.
Seller: Sierra Marysville Storage, LLC, an Ohio limited liability company.
Seller Parties: Seller, Brent Crawford, Bob Hoying and/or any affiliate of any of them that has any Seller Parties’ Payment Obligations.
Seller Parties’ Post-Closing Obligations: Any payment or performance obligations of the Seller Parties, and each of them, to Borrower under the PSA that survive the closing of the purchase and sale of the Premises, including, without limitation, Section 8 of the 3rd Amendment to PSA, the indemnity set forth in Section 2 of the 4th Amendment to PSA, the guaranty provided for in the Purchase and Sale Agreement from Brent Crawford and Bob Hoying, and/or any other guaranty, indemnity or other agreement entered into between Borrower and any Seller Party or from any Seller Party in favor of Borrower.
Sole Member: Marysville Holdings LLC, a Delaware limited liability company.
SRE Fund: Limited liability companies, limited partnerships, or similar investment vehicles that are controlled, managed or advised by a Control Party.
Tenant: Any person or entity obligated by contract or otherwise (including, without limitation, under the terms of the Leases) to pay rent or other consideration for any occupancy or other rights with respect to the Premises.
Tenant Estoppel Certificate: That certain Tenant Estoppel Certificate relating to the Scotts Lease dated as of October 9, 2025 executed by The Scotts Company LLC.
Tenant Letter of Credit: The meaning set forth in Section 5.2 of this Agreement.
Title Insurer: Stewart Title Guaranty Company.
Defined terms may be used in the singular or the plural. When used in the singular preceded by “a,” “an,” or “any,” such term shall be taken to indicate one or more members of the relevant class. When used in the plural, such term shall be taken to indicate all members of the relevant class.

2.TERMS OF THE LOAN AND DOCUMENTS.
2.1Agreement to Borrow and Lend. Subject to all of the terms, provisions and conditions set forth in this Agreement, Lender agrees to make and Borrower agrees to accept the Loan. Borrower agrees to pay all indebtedness and perform all obligations evidenced and secured by the Loan Documents in accordance with the terms thereof without offset for any claims Borrower may assert against Lender.
2.2Loan Documents. In consideration of Lender’s entry into this Agreement and Lender’s agreement to make the Loan, Borrower and Guarantor, as the case may be, have executed and delivered or caused to be executed and delivered to Lender the following documents and instruments:
(a)A Promissory Note from Borrower payable to the order of Lender in the original principal amount of SEVENTY SIX MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($76,250,000.00) (as defined above, such Promissory Note is referred to as the “Note”);
(b)A first mortgage or deed of trust (designated, as the case may be, “Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement”) on Borrower’s fee simple estate in the Real Property securing the Note subject only to the Permitted Exceptions, including an assignment of all Leases relating to or connected with the Premises and a security agreement granting Lender a security interest in all personal property, tangible and intangible, owned or hereafter acquired by Borrower and relating to operation or maintenance of the Premises, including bank accounts, accounts receivable, all escrow, impound or reserve accounts required in the Loan Documents, and other intangible property;
(c)[Intentionally omitted];
(d)Uniform Commercial Code financing statements naming Borrower as debtor with respect to all of Borrower’s interest in the personal property (if any) at the Premises;
(e)An indemnification agreement (designated “Environmental Indemnification Agreement”) by Borrower and by Guarantor with respect to certain matters pertaining to the Premises including environmental covenants;
(f)A guaranty agreement (designated “Limited Guaranty”) by Guarantor with respect to certain matters excluded from the non-recourse provisions of this Agreement, executed by Guarantor with respect to the Loan;
(g)A Cash Management Agreement (designed “Cash Management Agreement”) among Borrower, Lender, and Key Bank National Association, a national banking association;
(h)An assignment and subordination of the Management Agreement in favor of Lender (designated “Assignment and Subordination of Management Agreement”) by Borrower and Manager;
(i)A certificate containing certain warranties and representations with respect to the Premises by Borrower;
(j)Any other documents required by the Application/Commitment; and
(k)Such other agreements, instruments, certificates, and documents as may be required by this Agreement or as Lender may reasonably require.
2.3Terms of the Loan. The Loan will bear interest for the period and at the rate or rates set forth below, and be payable in accordance with the terms of this Agreement and the Note. The outstanding principal balance, all accrued and unpaid interest and all other sums due and payable under the Note or other Loan Documents, if not sooner paid, shall be paid in full on the Maturity Date. The Note includes, shall be repaid in accordance with, and is subject to the following terms and conditions:
(a)Interest. The principal balance of the Note outstanding from time to time shall bear interest at the rate (“Note Rate”) equal to the lesser of (i) Five and Eighty Hundredths Percent (5.80%) per annum and (ii) the Maximum Legal Rate of Interest. Interest shall be calculated for the actual number of days in any partial month on the basis of a 360-day year of twelve thirty-day months.
(b)Scheduled Payments.

(i)Interest only on the unpaid principal balance from and including the date advanced through the end of that calendar month, shall be paid on the date of disbursement.

(ii)Payment of the interest thereon shall be made in sixty (60) consecutive monthly installments in the amount of $368,541.67 per month commencing on December 1, 2025, and on the first (1st) day of each month thereafter until November 1, 2030 (“Maturity Date”); provided, however, if the first (1st) day of any such month is not a Business Day, the payment shall be due on the next following Business Day.
(iii)On the Maturity Date, the entire balance of principal and interest then unpaid thereon, together with any amounts owed by Borrower under the Note or under any of the other Loan Documents, shall be due and payable.
(iv)Except during the continuance of an Event of Default, all payments received under the Note shall be applied in the following order: (a) to unpaid fees, costs, and expenses due to Lender pursuant to the Loan Documents; (b) to unpaid Late Charges and out-of-pocket costs of collection actually incurred; (c) to any Prepayment Premium due; (d) to accrued and unpaid interest due on the principal balance of the Note; and (e) then to the principal balance of the Note. During the continuance of an Event of Default, all payments shall be applied in any order determined by Lender.
(c)Payment Default. If a monthly payment is not received by (i) the date it falls due, it shall constitute a default under the terms hereof and of the Note, and (ii) the tenth (10th) day after it falls due, it shall constitute an Event of Default under the terms hereof and of the Note. Time is of the essence hereof and it is expressly agreed that should default be made in the payment of any installment of principal or interest when due under this Agreement or the Note (including any applicable grace period), or if an Event of Default shall occur, then the entire unpaid principal balance and accrued interest shall, at the option of Lender, become immediately due and payable, without further notice and demand, such notice and demand being expressly waived, anything contained herein, in the Note, or in any instrument now or hereafter securing the Note to the contrary notwithstanding. Said option shall continue until all such defaults have been cured and such cure has been accepted by Lender.
(d)Default Rate. Upon the occurrence of an Event of Default, or after maturity or accelerated maturity of the principal balance of the Loan, or if the obligations evidenced hereby or by the Note are reduced to a judgment, to the extent permitted by applicable law, interest shall be payable on demand on the unpaid principal balance or the judgment, as the case may be, and accrued interest thereon, from time to time outstanding, at a rate (“Default Rate”) equal to the Note Rate plus five hundred basis points or, if less, the Maximum Legal Rate of Interest, until paid.
(e)Late Charge. (i) In the event that any payment required to be made pursuant to the foregoing (excluding the principal payment due on the Maturity Date or the acceleration thereof) is not received by (a) the date it falls due it shall constitute a default under the terms hereof and of the Note, and (b) the tenth (10th) day after it falls due, a late charge of five cents ($.05) for each dollar ($1.00) so overdue shall be assessed, unless prohibited by law, which shall become immediately due and payable as liquidated damages for defraying expenses incident to handling such delinquent payment and by reason of failure to make prompt payment, and the same shall be deemed to be evidenced by the Note and secured by the Security Instrument. In the event of the failure of Borrower to pay any such late charge within five (5) days after demand, then the unpaid principal balance and accrued interest shall, at the option of Lender, become immediately due and payable without further notice and demand, such notice and demand being expressly waived, but in such event said late charge shall be voided and shall not be payable by Borrower nor receivable by Lender and the rate of interest effective after maturity shall be applicable. If at the time any late charge provided for herein is due, any portion thereof would be deemed to be interest under applicable law and as such would result in interest payable hereunder exceeding the Maximum Legal Rate of Interest, said late charge shall be reduced so that the portion thereof deemed to be interest, when added to all other interest payable under the Loan Documents or otherwise in connection with the Loan, computed from the date of disbursement of the proceeds of the Loan until the date of final payment hereunder (such combined interest to be allocated and spread throughout such entire term) does not exceed the Maximum Legal Rate of Interest as construed by courts having jurisdiction thereof.
(f)Prepayment. Except as expressly provided for in this Agreement, Borrower may not prepay any portion of the principal balance of the Loan. Borrower reserves the privilege to prepay, in full but not in part, the principal indebtedness evidenced hereby and by the Note on the first (1st) day of the second (2nd) Loan Year, Borrower may repay the Note in its entirety (but not in part) on any date, provided that (i) Borrower gives Lender written notice not less than thirty (30) days prior to the anticipated prepayment date that the Note will be prepaid (the “Prepayment Date”), (ii) Borrower on such Prepayment Date pays to Lender the entire remaining principal balance of the Note and all accrued interest then unpaid, and (iii) Borrower on such Prepayment Date pays to Lender a prepayment premium (“Prepayment Premium”) in an amount determined as follows:
On or after the first day of the second (2nd) Loan Year but on or before the last day of the second (2nd) Loan Year, the Prepayment Premium shall be the greater of (A) one percent (1.0%) of the principal balance of the Note being repaid as of the Prepayment Date, and (B) the Present Value of the Loan (as hereinafter defined) less the total amount of the then outstanding principal balance of the Note being repaid as of the Prepayment Date. The “Present Value of the Loan” shall be determined by discounting back to the Prepayment Date all scheduled payments of interest remaining from the Prepayment Date to and including the Maturity Date (and including any additional payment of principal payable at maturity) at the Discount Rate. The “Discount Rate” is the rate that, when compounded monthly, is equivalent to the semi-annual yield to maturity of the U.S. Treasury Security selected by Lender in its sole discretion as of a date five days prior to the Prepayment Date with a maturity date that most closely corresponds to the Maturity Date of the Note, from any commonly available market source selected by Lender, such as The Wall Street Journal or the Bloomberg News Service plus fifty (50) basis points.
On and after the first day of the third (3rd) Loan Year but on or before the last day of the third (3rd) Loan Year, the Prepayment Premium shall be two percent (2.0%) of the principal balance of the Note being repaid as of the Prepayment Date.
On and after the first day of the fourth (4th) Loan Year but on or before the last day of the fourth (4th) Loan Year, the Prepayment Premium shall be one percent (1.0%) of the principal balance of the Note being repaid as of the Prepayment Date.
Thereafter there shall be no Prepayment Premium.

In addition to the above, Borrower may prepay in full the then outstanding principal balance of the indebtedness evidenced by the Note on or after the first day of the fifth (5th) Loan Year with no Prepayment Premium.
If at the time any Prepayment Premium provided for herein is due, any portion thereof would be deemed to be interest under applicable law and as such would result in interest payable hereunder exceeding the Maximum Legal Rate of Interest, said Prepayment Premium shall be reduced so that the portion thereof deemed to be interest, when added to all other interest payable under the Loan Documents or otherwise in connection with the Loan, computed from the date of disbursement of the proceeds of the Loan until the date of final payment hereunder (such combined interest to be allocated and spread throughout such entire term) does not exceed the Maximum Legal Rate of Interest as construed by courts having jurisdiction thereof.
In the event that after giving Lender a notice of prepayment (Lender shall have the right to charge a reasonable sum for payoff requests), Borrower rescinds such notice or otherwise fails to make the prepayment as indicated in such a notice, Borrower shall reimburse Lender for all of Lender’s reasonable costs and expenses incurred in connection with the anticipated prepayment; provided, however, that Borrower shall not be permitted to rescind such notices more than two (2) times per calendar year (or such greater number as may be approved by Lender in Lender’s sole discretion).
In the event that pursuant to the provisions of the Security Instrument (in connection with the application upon the principal balance hereof of proceeds of insurance or condemnation awards) or as a matter of grace, any partial prepayment of the principal balance of the Note is accepted, the same shall not operate to defer or reduce the amount of any of the scheduled required monthly installment payments of principal and interest herein provided for; and each and every such scheduled required monthly installment payment shall be paid in full when due until the Note has been paid in full.
In the event Lender applies any insurance proceeds or condemnation proceeds to the reduction of the principal balance of the Note in accordance with the terms and conditions of the Security Instrument, and if, at such time, no Event of Default has occurred and is continuing, then no Prepayment Premium shall be due or payable as a result of such application.
Except as otherwise expressly set forth in this Agreement, Borrower waives any right to prepay the principal balance of the Note in whole or in part, without premium. If the maturity of the indebtedness evidenced hereby is accelerated by Lender as a consequence of the occurrence of an Event of Default, Borrower agrees that an amount equal to the greater of (x) the Prepayment Premium, if applicable (determined as if prepayment were made on the date of acceleration), or (y) only if such acceleration occurs prior to the first day of the second (2nd) Loan Year, five percent (5.0%) of the then principal balance of the Note, shall be added to the balance of unpaid principal and interest then outstanding, and that the indebtedness shall not be discharged except: (i) by payment of such Prepayment Premium (or such other amount, as the case may be), together with the balance of principal and interest and all other sums then outstanding, if Borrower tenders payment of the indebtedness prior to completion of a non-judicial foreclosure or entry of a judicial order or judgment of foreclosure; or (ii) by inclusion of such Prepayment Premium (or such other amount, as the case may be) as a part of the indebtedness in any such non-judicial foreclosure or judicial order or judgment of foreclosure.
(g)Usury Savings. The invalidity, or unenforceability in particular circumstances, of any provision of this Agreement, the Note or the other Loan Documents shall not extend beyond such provision or such circumstances and no other provision of any such agreement or instrument shall be affected thereby. The term “Maximum Legal Rate of Interest” shall mean and refer to the maximum rate of non-usurious interest, if any, that Lender may from time to time charge Borrower and in regard to which Borrower would be prevented successfully from raising the claim or defense of usury under applicable law as now, or to the extent permitted by law, as may hereafter be, in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow (said law permitting the highest rate being herein referred to as the “Interest Law”). Unless changed in accordance with law, the applicable rate ceiling under Texas law shall be the weekly rate ceiling, from time to time in effect, as provided in Chapter 303 of the Texas Finance Code, as amended. It is the intention of Borrower and Lender to conform strictly to the Interest Law applicable to this loan transaction. Accordingly, it is agreed that notwithstanding any provision to the contrary in this Agreement, the Note, or any of the documents securing payment hereof or thereof or otherwise relating hereto or thereto, the aggregate of all interest and any other charges or consideration constituting interest under applicable Interest Law that is taken, reserved, contracted for, charged or received under this Agreement, under the Note, or under any of the other aforesaid agreements or otherwise in connection with this loan transaction shall under no circumstances exceed the maximum amount of interest allowed by the Interest Law applicable to this loan transaction. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Agreement, the Note, or in any of the documents securing payment hereof or thereof or otherwise relating hereto or thereto, then in such event (i) the provisions of this Section shall govern and control, (ii) neither Borrower nor Borrower’s heirs, legal representatives, successors or assigns or any other party liable for the payment of the Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the Interest Law applicable to this loan transaction, (iii) any excess shall be deemed a mistake and cancelled automatically and, if theretofore paid, shall be credited on the Note by Lender (or if the Note shall have been paid in full, refunded to Borrower) and (iv) the effective rate of interest shall be automatically subject to reduction to the Maximum Legal Rate of Interest allowed under such Interest Law as now or hereafter construed by courts of appropriate jurisdiction. The foregoing specifically includes, but is not limited to, prepayment premiums that may become due in the event of an acceleration of maturity under the Note or the Security Instrument. All sums paid or agreed to be paid Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by the Note shall, to the extent permitted by the Interest Law applicable to this loan transaction, be amortized, prorated, allocated and spread throughout the full term of the Note. In no event shall the provisions of Chapter 346 of the Texas Finance Code as amended (which regulates certain revolving credit loan amounts and tri-party accounts) apply to the loan evidenced by this Agreement or the Note.
(h)Servicing Fee. In addition to, and without limitation of, any other costs, expenses or fees set forth elsewhere in the Loan Documents, Borrower acknowledges and agrees that Lender shall appoint, in its sole and absolute discretion, a servicer to administer day-to-day servicing of the Loan (the “Servicer”), the cost and expense of which shall be paid monthly by Borrower during the term of the Loan (the “Servicing Fee”). The Servicing Fee shall not exceed $10,000.00 per annum ($833.33 per month). On the date of disbursement of the Loan, Borrower shall pay the monthly Servicing Fee for the calendar month in which the disbursement occurs, prorated for the period from and including the date of disbursement through the end of the calendar month. Thereafter, payment of the Servicing Fee shall be made in consecutive monthly installments, commencing on December 1, 2025, and on the first (1st) day of each month thereafter through and including the Maturity Date; provided, however, if the first (1st) day of any such month is not a Business Day, the payment shall be due on the next following Business Day.

2.4Nonrecourse. Except as specifically otherwise set forth below and in the Environmental Indemnification Agreement, no personal liability under the Loan Documents shall be asserted or enforceable against Borrower personally, all such liability being expressly waived by Lender (provided, the foregoing shall not affect the liability of any guarantor of any obligations arising under the Limited Guaranty or any indemnitor under the Environmental Indemnification Agreement); and Lender accepts the Note upon the express condition that in case of the occurrence of an Event of Default, the remedies of Lender in its sole discretion shall be any or all of:
(a)foreclosure of or exercise of powers of sale under the Security Instrument in accordance with the terms and provisions set forth in the Security Instrument;
(b)action against any other security at any time given to secure the payment of the Loan; and
(c)action to enforce the personal liability of Borrower and/or each Guarantor (if any) of the payment of the Loan as specifically undertaken below or in a separate agreement.
2.5Recourse to Borrower. PROVIDED, HOWEVER, NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR THE NOTE TO THE CONTRARY, THERE SHALL AT NO TIME BE ANY LIMITATION ON BORROWER’S PERSONAL LIABILITY FOR THE PAYMENT TO LENDER OF, AND BORROWER SHALL BE PERSONALLY LIABLE TO LENDER FOR, THE FOLLOWING:
(a)Any loss, costs, damages, and expenses, including reasonable attorney fees, incurred by Lender on account of any intentional physical waste of the Premises or portion thereof by Borrower or any of its Affiliates and all reasonable costs incurred by Lender in order to protect the Premises from Borrower or its Affiliates’ intentional physical waste.
(b)Any loss, costs, damages, and expenses, including reasonable attorney fees, related to fraud or intentional material misrepresentation by or on behalf of Borrower in connection with the Premises or contained in any of the documents executed in connection with the Loan or any of the Loan Documents, or, to the extent Borrower knew or should have known, any material submitted to Lender or any other party in connection therewith.
(c)Any loss, costs, damages and expenses, including reasonable attorney fees, related to a breach of Section 8.9 of this Agreement.
(d)Any of the following actions by Borrower or its Affiliates in contravention of the Loan Documents: (i) misapplication, misappropriation or conversion of prepaid rents, lease termination payments, security deposits or other similar sums attributable to the Premises,

(ii) failure to turn over to Lender all unapplied security deposits and prepaid rents upon Lender’s demand, following an Event of Default, and (iii) any rents, profits, advances or rebates collected by or for Borrower following an Event of Default and not applied to the normal and necessary operating expenses of the Premises or to the indebtedness evidenced by the Note or as required by Lender or turned over to Lender.
(e)The amount of any unpaid real estate taxes and assessments imposed on the Premises in respect of the time during which Borrower owns the Premises (except to the extent (i) that there is insufficient gross revenue from the Premises for Borrower to pay such taxes and assessments after Borrower first uses any gross revenue to pay such taxes and assessments (but excluding any gross revenue that Borrower is prevented from using to pay such taxes and assessments by the express terms and conditions of the Loan Documents), and that Borrower provided written notice to Lender of its inability to pay such taxes and assessments not less than 10 Business Days prior to delinquency, or (ii) of deposits made by Borrower and held in an escrow account established at Lender’s request for such purpose).
(f)Any loss, costs, damages, or expenses to Lender, including reasonable attorney fees, arising out of or in connection with any construction lien, mechanic’s lien, materialman’s lien or similar lien against the Premises arising out of acts or omissions of Borrower (except to the extent (i) that there is insufficient gross revenue from the Premises for Borrower to pay any such lien when due after Borrower first uses any gross revenue to pay such liens (but excluding any gross revenue that Borrower is prevented from using to pay such liens by the express terms and conditions of the Loan Documents or that is utilized to pay taxes on the Premises or insurance on the Premises) and that Borrower provided written notice to Lender of its inability to pay such lien not less than 10 Business Days after any contest and cure period set forth in the Loan Documents has expired and prior to any imminent risk of loss of any portion of the Premises, or (ii) of deposits made by Borrower and held in an escrow account established at Lender’s request for such purpose).
(g)Misapplication, misappropriation or conversion by Borrower or its Affiliates of any of the following in contravention of the Loan Documents: condemnation awards or insurance proceeds paid or payable as a result of condemnation or casualty relating to the Premises (plus any deductible amount) that were not paid to Lender or used to restore the Premises in accordance with the terms of this Agreement or the Security Instrument.
(h)Any loss, costs, damages, and expenses, including reasonable attorney fees and insurance premiums, incurred by Lender as a result of Borrower’s failure to maintain the insurance required under the terms of this Agreement, the Security Instrument or any other Loan Document (except to the extent (i) that there is insufficient gross revenue from the Premises for Borrower to maintain such insurance after Borrower first uses any gross revenue to maintain such insurance (but excluding any gross revenue that Borrower is prevented from using to pay such insurance premiums or otherwise maintain such insurance by the express terms and conditions of the Loan Documents or that is utilized to pay taxes on the Premises) and that Borrower provided written notice to Lender of its inability to maintain such insurance not less than 10 Business Days prior to delinquency, or (ii) of deposits made by Borrower and held in an escrow account established at Lender’s request for such purpose).
(i)Any loss, costs, damages, and expenses, including reasonable attorney fees, incurred by Lender on account of a breach of any environmental provision contained in this Agreement or the Security Instrument.

(j)Any loss, costs, damages, and expenses, including reasonable attorney fees, incurred by Lender as a result of or in connection with any claim that by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, the transaction contemplated by this Agreement or the Security Instrument constituted a fraudulent or voidable transfer, a fraudulent or voidable conveyance or a preferential transfer.
(k)Any loss, costs, damages and expenses, including reasonable attorney fees, incurred by Lender, as a result of Borrower’s entering into a new Lease or an amendment or termination of an existing Lease in breach of any leasing restrictions set forth in the Loan Documents.
(l)The amount of any Tenant Letter of Credit which was not either assigned or reissued to Lender in accordance with Section 5.2, plus reasonable attorney fees incurred by Lender as a result of Borrower’s failure to perform its obligations under Section 5.2.
(m)The full amount due under the Note, including accrued interest, and other amounts due with respect to this Agreement, the Security Instrument and any other Loan Documents executed by the Borrower in connection with this Agreement if without Lender’s prior written consent there is an unpermitted transfer of title to any of the Premises or ownership interests in Borrower (expressly excluding any Permitted Ownership Transfer) or if a material unpermitted encumbrance is placed against any of the Premises or ownership interests in Borrower; provided, however, there shall be no liability under this subsection for Borrower’s unintentional failure to provide notice to Lender of an otherwise Permitted Ownership Transfer under the Loan Documents (unless such failure resulted in a transfer that Lender would have been entitled to disapprove and the resulting transferee is a person who does not satisfy Lender’s “Know Your Customer” and other commercially reasonable requirements adopted to comply with applicable laws).
(n)Any loss, costs, damages, and expenses, including reasonable attorney fees, incurred by Lender if a non-material unpermitted encumbrance is placed against any of the Premises or ownership interests in Borrower.
(o)The full amount due under this Agreement and the Note, including accrued interest, and other amounts due with respect to this Agreement, the Note, the Security Instrument and any other Loan Documents executed by the Borrower in connection with this Agreement in the event of any attempt by Borrower or any other person directly or indirectly responsible for the management of Borrower or liable for repayment of Borrower’s obligations under this Agreement and the Note (whether as maker, endorser, guarantor, surety, general partner or otherwise), to materially delay or obstruct any foreclosure against the Premises or any other exercise by Lender of its remedies under the Loan Documents (excluding any defense raised in good faith by Borrower as determined by a court of competent jurisdiction in a final, non-appealable judgment), which attempts shall include, without limitation, (i) any claim that any Loan Document is invalid or unenforceable to an extent that would preclude any such foreclosure or other exercise of remedies, (ii) Borrower filing a petition in bankruptcy, failing to oppose in good faith the entry of an order for relief pursuant to any involuntary bankruptcy petition filed against it or seeking any reorganization, liquidation, dissolution or similar relief under the bankruptcy laws of the United States or under any other similar federal, state or other statute relating to relief from indebtedness, and (iii) the appointment (other than at the request of Lender) of a receiver, trustee or liquidator with respect to Borrower or the Premises or any part thereof and if the appointment is involuntary (other than at the request of Lender), such appointment is not discharged or revoked within sixty (60) days.

(p)Any loss, costs, damages and expenses, including reasonable attorney fees, incurred by Lender, as a result of Borrower’s breach(es) of or default(s) under any Enterprise Zone/Tax Abatement. The foregoing expressly excludes any losses, costs, damages and expenses arising out of Tenant’s failure to perform any obligations solely allocated to Tenant pursuant to the Scotts Lease.
(q)Any loss, costs, damages and expenses, including reasonable attorney fees, incurred by Lender, as a result of or in connection with the “Original Landlord Surviving Obligations” and the “Excluded Matters” (including, but not limited to those matters described as “Key Findings & Actions Taken” and “Ongoing Concerns & Recommendations” in Exhibit A of the Tenant Estoppel Certificate), each as defined in the Tenant Estoppel Certificate.
(r)Any loss, costs, damages, and expenses, including reasonable attorney fees, incurred by Lender in enforcing and collecting any amounts due under these recourse provisions.

3.COVENANTS REGARDING THE PREMISES. Borrower covenants and agrees with Lender as set forth in this Section 3.
3.1Maintenance. Borrower will cause the Premises and every part thereof to be maintained, preserved and kept in safe and good repair, working order and condition, will abstain from and not permit the commission of waste in or about the Premises, and will comply with all Building Laws and other laws and regulations of any Governmental Authority with reference to the Premises and the manner of using or operating the same, and with all restrictive covenants, if any, affecting the title to the Premises, or any part thereof. Borrower also will from time to time make all necessary and proper repairs, renewals, replacements, additions and betterments thereto, so that the value and efficient use thereof shall be fully preserved and maintained and so as to comply with all laws and regulations as aforesaid. Borrower will not otherwise make any material modifications to the Premises without the written consent of Lender.
If Lender has reasonable cause to believe that the Premises is not in compliance with applicable laws and regulations (including Building Laws, environmental, health and safety laws and regulations), at the request of Lender, from time to time, Borrower, at its sole cost and expense will furnish Lender with engineering studies and soil tests with respect to the Premises, the form, substance and results of which shall be satisfactory and certified to Lender. If any such engineering studies or soil tests indicate any violation or potential violation, of environmental, health, safety or similar laws or regulations, then Borrower, at its sole cost and expense, will promptly take whatever corrective action is necessary to assure the Premises is in full compliance with law.
3.2Lease Obligations. Borrower has, concurrently herewith, executed and delivered to Lender the Security Instrument, wherein and whereby, among other things, Borrower has assigned to Lender all of the Rents and any and all Leases and the rights of management of the Premises, all as therein more specifically set forth, which Security Instrument is hereby incorporated herein by reference as fully and with the same effect as if set forth herein at length. Borrower shall not, except with the prior written consent of Lender in each instance, (a) sell, assign, pledge, mortgage or otherwise transfer or encumber (except hereby) any of the Leases, Rents or any right, title or interest of Borrower therein; (b) accept prepayments of any Rents for a period of more than one (1) month in advance of the due dates thereof; (c) waive, excuse, condone, discount, set off, compromise, or in any manner release or discharge any Tenant from any of its obligations under the Leases (other than de minimis adjustments in Additional Rent [as defined in the Scotts Lease] made in the ordinary course of business and in a commercially reasonable manner); (d) enter into any settlement of any action or proceeding arising under, or in any manner connected with, the Leases or with the obligations of the landlord or the Tenants thereunder; (e) modify, cancel or terminate any guaranties under any Lease; or (f) lease any portion of the Premises to a dry cleaner that uses dry cleaning solvents on the Premises. Borrower agrees that it will duly perform and observe all of the material terms and provisions on the landlord’s part to be performed and observed under any and all Leases and that it will refrain from any action or inaction which would result in the termination by the tenants thereunder of any such Leases or in the diminution of the value thereof or of the Rents thereunder. Nothing herein contained shall be deemed to obligate Lender to perform or discharge any obligation, duty or liability of landlord under any Lease of the Premises, and BORROWER SHALL AND DOES HEREBY AGREE TO INDEMNIFY AND HOLD LENDER HARMLESS FROM ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH LENDER MAY OR MIGHT INCUR UNDER ANY LEASE OF THE PREMISES OR BY REASON OF THE ASSIGNMENT IN THE SECURITY INSTRUMENT (INCLUDING ANY LIABILITY ARISING OUT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE OR THE STRICT LIABILITY OF LENDER); and any and all such liability, loss or damage incurred by Lender, together with the costs and expenses, including reasonable attorneys’ fees, incurred by Lender in the defense of any claims or demands therefor (whether successful or not), shall be so much additional indebtedness hereby secured, and Borrower shall reimburse Lender therefor on demand, together with interest at the Default Rate per annum, until paid.
Borrower shall not lease or sublease any portion of the Premises without the prior written consent of Lender, nor will Borrower (unless Borrower is obligated to do so under the express terms of the Lease) permit or enter into any sublease, assignment, modification, amendment or termination of any prior approved lease or sublease without the prior written consent of Lender. Borrower shall give Lender prompt notice of any Lease it enters into subsequent to the date hereof, together with a certified copy of such Lease. At Borrower’s expense, Borrower shall (i) deliver to Lender, within ten (10) days after receiving such notice, copies of all notices of default Borrower has received from any Tenant, (ii) deliver to Lender, within ten (10) days after sending such notice, copies of all notices of default Borrower has sent to any Tenant, (iii) enforce the Leases and all remedies available to Borrower upon any Tenant’s default, (iv) upon Lender’s request, deliver to Lender copies of all papers served in connection with any such enforcement proceedings, and (v) upon Lender’s request, consult with Lender, its agents and attorneys with respect to the conduct thereof.
All fees or payments paid to Borrower for an early termination of a Lease or similar event (“Lease Termination Fees”) shall be paid to Lender within five (5) days of receipt by Borrower to be held by Lender in a non-interest bearing escrow account. The Lease Termination Fees shall be released to Borrower for reimbursement of Lender approved costs for tenant improvements and leasing commissions related to the space for which the Lease Termination Fees were paid and the balance remitted to Borrower absent an existing Event of Default.

3.3Taxes, Other Governmental Charges, Liens and Utility Charges. Except to the extent being contested in accordance with the terms and conditions set forth below, Borrower shall, prior to delinquency, pay and discharge or cause to be paid and discharged all Assessments imposed upon or against the Premises or upon or against the Note and the indebtedness secured by the Security Instrument, and will not suffer to exist any mechanic’s, statutory or other lien on the Premises or any part thereof unless consented to by Lender in writing; provided, however, Borrower may, at its own cost and expenses, contest any mechanic’s or materialmen’s liens pursuant to Section 1.3 of the Security Instrument. If Lender is required by legislative enactment or judicial decision to pay any such tax, assessment or charge, then at the option of Lender, the Note and any accrued interest thereon together with any additions to the debt shall be and become due and payable at the election of Lender upon notice of such election to Borrower; provided, however, said election shall be unavailing and the Security Instrument and the Note shall be and remain in effect as though said law had not been enacted or said decision had not been rendered if, notwithstanding such law or decision, Borrower lawfully pays such tax, assessments or charge to or for Lender. Copies of paid tax and assessment receipts shall be furnished to Lender not less than ten (10) days prior to the delinquent dates.
So long as no Event of Default has occurred and is continuing, Borrower may, prior to delinquency and at its sole expense, contest any Assessment with respect to the Premises, but this shall not change or extend Borrower’s obligation to pay the Assessment as required above unless (i) Borrower gives Lender prior written notice of its intent to contest an Assessment; (ii) Borrower demonstrates to Lender’s reasonable satisfaction that (A) the Premises will not be sold to satisfy the applicable Assessment prior to the final determination of the legal proceedings, (B) Borrower has taken such actions as are required or permitted to accomplish a stay of any such sale, and (C) Borrower has either (1) furnished a bond or surety (satisfactory to Lender in form and amount) sufficient to prevent a sale of the Premises, (2) at Lender’s option, deposited one hundred twenty percent (120%) of the full amount necessary to pay any unpaid portion of the applicable Assessments with Lender or (3) otherwise satisfied Lender, in Lender’s sole discretion, as to the availability of funds to pay such Assessment; and (iii) such proceeding shall be permitted under any other instrument to which Borrower or the Premises is subject (whether superior or inferior to the Security Instrument); provided, however, that the foregoing shall not restrict the contesting of (x) any income taxes, franchise taxes, ground rents, maintenance charges, and utility charges or (y) the contesting in good faith of any Assessments after payment of the same (i.e., payment under protest).
3.4Insurance.
(a)Borrower shall procure and maintain, or cause to be procured and maintained with Borrower included as a Named Insured/Additional Named Insured, continuously in effect with respect to the Premises policies of insurance against such risks and in such amounts as are customary for a prudent owner of property comparable to that comprising the Premises. Irrespective of, and without limiting the generality of the foregoing provision, Borrower shall specifically maintain the following insurance coverages:
(i)Property insurance with respect to the Premises (excluding any land) against loss or damage from any perils included within the classification “All Risks” or “Special Form” Causes of Loss, including coverage from damage caused by windstorm (including any named storm) and hail. The policy referred to in this Section 3.4(a)(i) shall (A) be in an amount equal to 100% of the full insurable value on a replacement cost basis of the Premises (waiving depreciation); and (B) be written on a no coinsurance form or contain an “Agreed Amount Endorsement”, waiving all coinsurance provisions. As used herein, “full insurable value” means the actual replacement cost of the Premises (excluding any land and without taking into account any depreciation), determined annually by an insurer or by Borrower or, at the request of Lender, by an insurance broker (subject to Lender’s reasonable approval). In all cases where any of the Premises or the use of the Premises shall at any time constitute legal non-conforming structures or uses under applicable Building Laws, the policy referred to in this Section 3.4(a)(i) must include “Ordinance and Law Coverage,” with “Time Element,” “Loss to the Undamaged Portion of the Building,” “Demolition Cost” and “Increased Cost of Construction” endorsements, with “Loss to the Undamaged Portion of the Building” in an amount equal to the building limit and “Demolition Cost” and “Increased Cost of Construction” in an amount equal to 10%, each, if the property is deemed to be “Legal” and “Conforming”, or 15% of the insurable value, each, if the property is not both “Legal” and “Conforming”;
(ii)Commercial general liability insurance, including contractual liability for insured contracts, bodily injury (including death), personal injury, to be on the so-called “occurrence” form and property damage liability against claims, including legal liability and, all to the extent insurable, all court costs and attorneys’ fees and expenses imposed upon Borrower, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Premises with a combined limit of not less than $2,000,000 in the aggregate and $1,000,000 per occurrence. In addition, umbrella/excess liability insurance with limits of $15,000,000 per occurrence and $15,000,000 general aggregate shall be obtained on terms consistent with the commercial general liability insurance. If applicable, commercial auto liability coverage for all owned and non-owned vehicles (including rented and leased vehicles) containing minimum limits per occurrence, including umbrella/excess coverage, of $1,000,000.00;
(iii)Business interruption and/or loss of “rental value” insurance for the Premises covering all risks required to be insured against herein, including, without limitation, clauses (i), (v), (vi), (vii), (viii(B)) and (ix) of this Section, in an amount equal to gross revenue less non-continuing expenses as determined by Lender for an eighteen (18) month period from the date of any casualty and otherwise sufficient to avoid any co-insurance penalty, together with an extended period of indemnity endorsement which provides that after the physical loss to the Premises has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date the Premises is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such insurance shall be increased from time to time as and when the gross revenues from the Premises increase;
(iv)Statutory workers’ compensation insurance and employer’s liability insurance with limits as required by Lender (if applicable);
(v)If all or any portion of the improvements on the Premises is currently or at any time in the future located within a federally designated “special flood hazard area”, flood insurance, compliant with all statutory guidelines, and in an amount equal to the lesser of (i) the full insurable value of the Premises and including business/rental income, (ii) the outstanding principal balance of the Loan amount, or (iii) the maximum allowed under the National Flood Insurance Program, plus such additional excess limits as shall be reasonably requested by Lender, in all cases, with deductibles not to exceed $25,000or such greater deductibles acceptable to Lender;

(vi)Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Premises, in such amounts as Lender may from time to time reasonably require and which are customarily required by institutional lenders with respect to similar properties similarly situated;
(vii)The insurance required under clauses (i), (ii) and (iii) above shall cover perils of terrorism and acts of terrorism for foreign and domestic acts and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under clauses (i), (ii) and (iii) above at all times during the term of the Loan. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), as amended, is in effect (including any extensions) and continues to cover foreign and domestic acts, Lender shall accept terrorism insurance which covers against “covered acts” as defined therein. If the Terrorism Risk Insurance Program Reauthorization Act (TRIPRA) of 2019 or a comparable statute is no longer and if any of the policies under clauses (i), (ii) and (iii) above contain a terrorism exclusion, then Borrower shall purchase a separate insurance policy reasonably acceptable to Lender for such terrorism coverage. Notwithstanding the foregoing, (x) Borrower shall only be required to carry terrorism coverage in an amount equal to the lesser of (a) the outstanding principal balance of the Loan, or (b) the amount of terrorism coverage that Borrower can purchase for an amount equal to two hundred percent (200%) of the premium that Borrower is currently paying for the “All Risks” or “Special Form” Causes of Loss policy, including business/rental income as well as the liability insurance as required herein, required in clause (i), (ii), (iii) and (viii) with a terrorism exclusion; and (y) Borrower shall only be required to maintain such terrorism coverage on renewals of such coverage occurring after the Loan Opening Date if such coverage is available either through Borrower’s “All Risks” or “Special Form” Causes of Loss policy or a separate policy (provided, however, for purposes of both clauses (x) and (y), above, the deductible applicable to such terrorism coverage shall, subject to Lender’s prior written approval, be increased as necessary to permit Borrower to carry terrorism coverage in the amount specified in time (x) (a) or (x) (b), above.) All insurance coverages specified in this subparagraph shall be provided on a replacement cost, agreed amount basis with no coinsurance provision;
(viii)During any period of construction, repair or restoration at the Premises, and only if the property and liability coverage forms do not otherwise apply (A) commercial general liability and umbrella liability insurance covering claims related to the repairs or restoration at the Premises that are not covered by or under the terms or provisions of the commercial general liability umbrella liability insurance policies required herein this Section 3.4; and (ii) the insurance provided for in this subsection (B) above written in a so-called builder’s risk completed value form or equivalent coverage, including permission to occupy the Premises, in an amount equal to 100% of the total reoccurring hard costs and 100% of reoccurring soft costs of the repair or restoration on a non-reporting basis against all risks as Lender may request, in form and substance acceptable to Lender;
(ix)Intentionally Deleted; and
(x)Insurance against such other casualties and contingencies, or such other limits, as Lender may from time to time require (including liquor/dramshop, mold, and fungus insurance), if such insurance against such other casualties and contingencies is available and customarily carried by other like properties in the same geography, all in such manner and for such amounts as may be reasonably satisfactory to Lender.
(b)Borrower will maintain the insurance coverage described in Section 3.4(a) with companies rated A- or better and having a class size of at least X in accordance with the latest “Best Insurance Guide”. All insurers providing insurance required by this Agreement shall be authorized or qualified to issue insurance in the state where the Premises is located.
(c)The insurance coverage required under Section 3.4(a) may be effected under a blanket policy or policies covering the Premises and other property and assets not constituting a part of the Premises; provided that any such blanket policy shall provide coverage in an amount (based on concentration and similar category of exposure) and scope which is substantially equal to what would be provided if the required coverage was purchased on an individual basis as determined by Lender and which shall in any case comply in all other respects with the requirements of this Section 3.4. Borrower shall also provide to Lender a copy of their schedule of locations and values for covered locations under such blanket policy.
(d)Borrower agrees that all insurance policies shall: (i) be in such form and with such endorsements and in such amounts as may be satisfactory to Lender; (ii) name Borrower as the named insured/additional named insured and name Lender, with respect to liability insurance, as an additional insured, and in the case of property insurance, including but not limited to special form/all risk, business income, flood, boiler and machinery, terrorism, windstorm, wind/hail, named storm, and if applicable, earthquake insurance, shall contain a standard primary and non-contributory mortgagee clause and Lender’s Loss Payable endorsement in favor of Lender as their respective interests may appear, and its successors and assigns naming Lender as the person to whom all payments shall be paid and providing that no policy shall be impaired or invalidated by any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Borrower, Lender or any other named insured, additional insured or loss payee; (iii) contain a waiver of subrogation endorsement from its insurers and, consequently, Borrower for itself, and on behalf of its insurers, hereby waives and releases any and all right to claim or recover against Lender and its officers, employees, agents, representatives, successors and assigns for any loss of or damage to Borrower, other persons, the Premises, Borrower’s property or the property of others, from any cause required to be insured against by the provisions of this Agreement or otherwise insured against by Borrower; (iv) contain an endorsement indicating that neither Lender nor Borrower shall be or be deemed to be a co-insurer with respect to any risk insured by such policies and shall provide for a deductible per loss for all policies, unless otherwise approved by Lender in writing (such consent not to be unreasonably withheld), not in excess of $100,000.00, except as otherwise permitted herein and, in the case of windstorm coverage, which shall have deductibles not in excess of 5% of the total insurable value of the Premises); and (v) each policy of insurance herein required shall contain a provision that the insurer shall not cancel or non-renew without at least thirty (30) days prior notice (except ten (10) days prior notice for non-payment of premium) to Lender.
(e)Certificates of insurance with respect to all renewal and replacement policies stating that such insurance is in force and effect shall be delivered to Lender (provided any such certificate is satisfactory to Lender in its sole discretion) prior to the expiration date of any of the insurance policies required to be maintained hereunder, and upon Lender request, redacted copies of such insurance policies shall be delivered to Lender promptly after Borrower’s receipt thereof. Prior to expiration of the insurance policies, Lender may request confirmation from Borrower's insurance broker that coverage is being quoted in compliance with the terms of the loan agreement. If certificates of insurance are not provided prior to expiration, Borrower’s insurance broker must provide written confirmation that coverage has been bound and in effect and will provide evidence of bound coverage within seven (7) days of expiration. Borrower shall pay premiums under each such policy as they become due and payable and Lender shall be furnished with proof of such payment reasonably satisfactory to it. If Borrower fails to maintain the insurance required by this Agreement and deliver to Lender evidence of same and proof of payment as required hereunder, Lender may, at its option and after ten (10) days’ written notice to Borrower, procure such insurance, and Borrower shall reimburse Lender for the amount of all premiums paid by Lender thereon promptly, after demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment, and such sum shall be a part of the indebtedness secured by the Loan Documents. All insurance premiums shall be paid annually in advance, and in no event shall Borrower finance any portion of the premiums for insurance policies required to be maintained hereunder without the written consent of Lender. Lender shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or the carriers’ or Borrower’s payment or defense of lawsuits, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto. Borrower has not knowingly done or permitted to be done, by act or omission, anything which would impair the coverage of any of such insurance policies.
TEXAS FINANCE CODE §307.052 COLLATERAL PROTECTION INSURANCE NOTICE:
(A)    BORROWER IS REQUIRED TO: (i) KEEP THE PREMISES INSURED AGAINST DAMAGE IN THE AMOUNT LENDER SPECIFIES, (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS;
(B)    BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND
(C)    IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER’S EXPENSE.
3.5Use of Premises. Borrower shall furnish and keep in force a Certificate of Occupancy, or its equivalent, and comply with all restrictions affecting the Premises and with all laws, ordinances, acts, rules, regulations and orders of any legislative, executive, administrative or judicial body, commission or officer (whether Federal, State or local), exercising any power of regulation or supervision over Borrower, or any part of the Premises, whether the same be directed to the erection, repair, manner of use or structural alteration of buildings or otherwise. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Premises or any part thereof, nor shall Borrower initiate, join in, acquiesce in, or consent to any zoning change or zoning matter affecting the Premises. If under applicable zoning provisions the use of all or any portion of the Premises is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Lender. Borrower shall not permit or suffer to occur any waste on or to the Premises or to any portion thereof and shall not take any steps whatsoever to convert the Premises, or any portion thereof, to a condominium or cooperative form of management. Borrower will not install or permit to be installed on the Premises any underground storage tank. Borrower will maintain the Premises as a single tax lot and will not permit the Premises to be assessed with any other property.
3.6Management of Premises. The Premises will be managed at all times by the Manager pursuant to the Management Agreement unless terminated as provided in the Loan Documents. Borrower shall diligently perform all material terms and covenants of the Management Agreement. Borrower shall not (a) surrender, terminate, cancel, or materially modify the Management Agreement, (b) enter into any other agreement for the management or operation of the Premises with Manager or any other person, (c) consent to the assignment by Manager of its interest under the Management Agreement or (d) waive or release any of its material rights and remedies under the Management Agreement, in each case, without the consent of Lender, which consent shall not be unreasonably withheld or delayed. If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition to Lender’s consent, execute a subordination of management agreement in form and substance reasonably satisfactory to Lender. Borrower may from time to time appoint a successor manager to manage the Premises, subject to Lender’s prior written approval, which approval shall not be unreasonably withheld, provided that any successor manager selected hereunder by Lender or Borrower to serve as Manager (i) shall be a reputable management company having at least seven (7) years’ experience in the management of at least five (5) commercial properties with similar sizes and uses as the Premises, (ii) shall not be paid management fees in excess of fees which are market fees for comparable managers of comparable properties in the same geographic area, (iii) shall have all the necessary licenses and other permits required under applicable Building Laws and (iv) shall not be the subject of a bankruptcy or similar insolvency action.
    In no event shall the management fee exceed two percent (2%) of gross revenues from the Premises.

4.FINANCIAL INFORMATION.
(a)Borrower shall maintain complete and accurate books and records with respect to all operations of, or transactions involving, the Premises. Borrower shall furnish Lender annually, within ninety (90) days following the end of each fiscal year of Borrower, the following reports: (i) annual financial statements (audited, if available) prepared in accordance with generally accepted accounting principles on an accrual basis, including balance sheets, income statements and cash flow statements, covering the operation of the Premises and Borrower for the previous fiscal year, (ii) a current rent roll of the Premises, and (iii) any appraisals or valuations of the Premises performed during the previous year; all of the foregoing to be certified to Lender to be complete, correct and accurate by Borrower or an officer, manager or a general partner of Borrower, or by the individual or the managing partner or chief financial officer of such other party as the report concerns. Notwithstanding the foregoing, throughout the term of the Loan, Lender shall have the right to request and receive within ten (10) business days of making such written request, quarterly income and expense statements that shall include current cash flow and up-to-date payables and receivables in respect of the Premises, and periodic updates on the rent roll to reflect tenant leasing.

(b)Guarantor shall furnish to Lender annually, within ninety (90) days following the end of each fiscal year of Guarantor, annual financial statements in a form substantially similar to the financial statements provided by Guarantor at the closing of the Loan or another form reasonably acceptable to Lender. It is anticipated that Lender will rely on publicly available financial statements similar to the following (https://www.sec.gov/Archives/edgar/data/1914496/000191449625000093/sdreit-20250630.htm) with respect to the requirements of this Section 4(b).
(c)Borrower shall deliver to Lender, within thirty (30) days before the commencement of any fiscal year of Borrower, a budget showing projected income and expenses for the next fiscal year, certified to Lender to be complete, correct and accurate by Borrower.
(d)Borrower shall deliver to Lender within forty five (45) days after the last day of each fiscal quarter of Borrower, financial reports (audited, if available) prepared in accordance with generally accepting accounting principles on an accrual basis, including balance sheets, trailing 12-month income statements and cash flow statements, covering the operation of the Premises and Borrower for the previous fiscal quarter, and a current rent roll, all certified to Lender to be complete, correct and accurate by an officer, manager, or general partner of Borrower.
(e)Borrower shall deliver to Lender, concurrently upon delivery and within five (5) business days of receipt, a true, correct and complete copy of any notice of default or other material notice or communication related to the Enterprise Zone/Tax Abatement delivered by or received by Borrower (and to the extent in Borrower’s possession or reasonable control those required to be delivered by Tenant), including, without limitation, copies of any reports or other submittals required under the Enterprise Zone/Tax Abatement.
(f)Lender shall have the right at any time and from time-to-time to request such additional financial information as Lender determines is necessary or appropriate, including, without limitation, up-to-date payables, receivables and collections in respect of the Premises and updated rent rolls for the Premises for purposes of monitoring current leasing. In addition, Borrower shall allow Lender or any person designated by Lender to examine, audit, and make copies of all of Borrower’s books and records and all supporting data at the place where these items are located during business hours after at least forty-eight (48) hours’ advance notification to Borrower, which shall be at Borrower’s cost and no more than once a year unless an Event of Default exists. Borrower shall assist Lender in effecting such examination. Upon five (5) days’ prior notice, Lender may inspect and make copies of Borrower’s income tax returns during business hours for the purpose of verifying any items referenced in this Article 4.
5.ESCROWS.
5.1Assessments and Insurance. Borrower shall pay to Lender, together with and in addition to the monthly payments of principal and interest provided for in the Note, an amount reasonably estimated by Lender to be sufficient to pay one twelfth (1/12th) of the estimated annual Assessments against the Premises and one twelfth (1/12th) of the annual premiums on insurance required in Section 3.4 hereof, to be held by Lender and used to pay said Assessments and insurance premiums when same shall fall due; provided that upon the occurrence of an Event of Default, Lender may apply such funds as Lender shall deem appropriate. If at the time that payments are to be made, the funds set aside for payment of either Assessments or insurance premiums are insufficient, Borrower shall upon demand pay such additional sums as Lender shall determine to be necessary to cover the required payment. Lender need not segregate such funds. No interest shall be payable to Borrower upon any such payments.

Notwithstanding the foregoing, Lender waives the collection of escrow deposits for insurance and Assessments for so long as all of the following conditions are complied with:
(a)no Event of Default (as defined in Section 10.1) has occurred and is continuing;
(b)there is no monetary default, material non-monetary default, or event of default under the Scotts Lease beyond any applicable notice or cure period set forth therein;
(c)the ownership and management of the Premises remain as constituted as of the date hereof, subject to Permitted Ownership Transfers;
(d)Lender has received (in form and substance satisfactory to Lender in its sole discretion) an ACORD 28 Evidence of Commercial Property Insurance (2003 form) or an ACORD 27 Evidence of Property Insurance (3/93 form) and an ACORD 25 Certificate of Liability Insurance (covering all types of insurance required by Lender) before the expiration date of insurance policies then in force;
(e)Lender receives satisfactory evidence of payment of insurance premiums at least thirty (30) days before the expiration date of the policies then in force; and
(f)Lender receives satisfactory evidence of payment of real estate taxes not less than ten (10) days prior to the date the same would become delinquent.
The foregoing conditional waiver is applicable only to Borrower as of the date hereof and shall not be applicable to any transferee of the Premises or of interests in Borrower (other than Permitted Ownership Transfers).
5.2Letters of Credit. Borrower agrees that, within ten (10) days after receipt of written demand from Lender, which demand shall only be given from and after the occurrence of an Event of Default, Borrower shall (a) assign to Lender any Tenant Letter of Credit (as hereinafter defined) which, pursuant to the terms thereof, is assignable or (b) with respect to any Tenant Letter of Credit which is not assignable, cause the tenant under the applicable Lease to have a new letter of credit, in substantially the form of the Tenant Letter of Credit, issued to Lender. Any such assignment or re-issuance shall be at the sole cost and expense of Borrower. In addition, Borrower agrees that it shall cooperate with Lender, in connection with any attempt made by Lender, from and after the date that Lender shall have taken title to the Premises (by foreclosure, deed-in-lieu of foreclosure or otherwise) to draw on any Tenant Letter of Credit which has not been assigned to Lender and/or re-issued to Lender. Notwithstanding the foregoing, Lender acknowledges that the Tenant Letter of Credit may only be drawn upon and/or applied in the manner set forth in the applicable Lease. As used herein, the term “Tenant Letter of Credit” shall mean, individually and/or collectively, any letter of credit delivered to Borrower, as landlord under a Lease, as security for such tenant’s obligations under such Lease.
5.3Cash Management. On the Loan Opening Date, a lockbox and related cash management account, in Lender’s name and under the sole dominion and control of Lender (“CMA”), shall be established at KeyBank and governed by the Cash Management Agreement. During the Loan term, all revenue generated by the Premises shall be deposited either into the lockbox for processing into the CMA or directly into the CMA. Lender shall have a first priority perfected security interest in the Cash Management Agreement, the lockbox and CMA (and any sub or ledger accounts thereof) and all deposits therein. So long as no Event of Default has occurred, all monies in the CMA (after deduction of the Minimum Balance, as defined the Cash Management Agreement) shall be disbursed each Business Day into Borrower’s operating account. Upon the occurrence of an Event of Default, and at all times thereafter, all monies in the CMA shall be applied and disbursed by Lender in accordance with the Cash Management Agreement; provided, however, that Lender may, at any time and from time to time after the occurrence of an Event of Default, apply any funds in the CMA to any obligations under the Loan in such order of priority as Lender may determine in its sole discretion, including, without limitation, to pay down the outstanding principal balance of the Loan. In the event any monies remain in the CMA upon the repayment in full of the Loan, such amount shall either be used as a portion of the repayment in full of the Loan or deposited into Borrower’s operating account.
6.ENVIRONMENTAL MATTERS.
6.1Definitions. As used herein, the following terms will have the meaning set forth below:
(a)“Enforcement or Remedial Action” means any action taken by any person or entity in an attempt or asserted attempt to enforce, to achieve compliance with, or to collect or impose assessments, penalties, fines, or other sanctions provided by, any Environmental Law.
(b)“Environmental Law” means any federal, state or local law, statute, rule, regulation or ordinance pertaining to health, industrial hygiene or the environmental or ecological conditions on, under or about the Premises, including without limitation each of the following (and their respective successor provisions and all their respective state law counterparts): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. sections 9601 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. sections 6901 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. sections 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. sections 7401 et seq.; the Clean Water Act, as amended, 33 U.S.C. sections 1251 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. sections 5101 et seq.; and the rules, regulations and ordinances of the U.S. Environmental Protection Agency and of all other agencies, boards, commissions and other governmental bodies and officers having jurisdiction over the Premises or the use or operation of the Premises.
(c)“Environmental Liability” means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage (including consequential damage), injury, judgment, assessment, penalty, fine, cost of Enforcement or Remedial Action, or any other cost or expense whatsoever, including actual, reasonable attorneys’ fees and disbursements, resulting from or arising out of the violation or alleged violation of any Environmental Law, any Enforcement or Remedial Action, or any alleged exposure of any person or property to any Hazardous Substance.
(d)“Hazardous Substance” means: (i) those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutants,” “hazardous waste,” or “solid waste” in any Environmental Law; (ii) those substances listed in the U.S. Department of Transportation Table or amendments thereto (49 C.F.R. section 172.101) or by the U.S. Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302.4 and any amendments thereto); (iii) those other substances, materials and wastes that are or become regulated under any applicable federal, state or local law, regulation or ordinance or by any federal, state or local governmental agency, board, commission or other governmental body, or that are or become classified as hazardous or toxic by any such law, regulation or ordinance; and (iv) any material, waste or substance that is any of the following:

(A) asbestos; (B) a polychlorinated biphenyl; (C) designated or listed as a “hazardous substance” pursuant to sections 307 or 311 of the Clean Water Act (33 U.S.C. sections 1251 et seq.); (D) explosive; (E) radioactive; (F) a petroleum product; (G) infectious waste; or (H) a mold or mycotoxin.
(e)“Permitted Hazardous Substance” means any commercially sold products otherwise within the definition of the term “Hazardous Substance,” but (1) that are used or disposed of by Borrower or used or sold by tenants of the Premises in the ordinary course of their respective businesses, (2) the presence of which is not prohibited by applicable Environmental Law, and (3) the use and disposal of which are in all respects in accordance with applicable Environmental Law.
(f)“Release” means any release, spill, discharge, leak, disposal or emission, whether past, present or future.
6.2Environmental Representations, Warranties and Covenants. Borrower represents, warrants, covenants and agrees as follows:
(a)Neither Borrower nor the Premises or any occupant thereof are in violation of, or subject to any existing, pending or threatened investigation or inquiry by any governmental authority pertaining to, any Environmental Law. Borrower shall not cause or permit the Premises to be in violation of, or do anything which would subject the Premises to any remedial obligations under, any Environmental Law, and shall promptly notify Lender in writing of any existing, pending or threatened investigation or inquiry by any governmental authority in connection with any Environmental Law; provided if any Tenant causes such violation Borrower shall not be in default of its remediation obligations hereunder if Borrower is diligently taking all commercially reasonable efforts to promptly remediate such violation including enforcing any obligations of Tenant under any Lease and in fact cures such violation in accordance with Section 6.5 within a reasonable amount of time under the circumstances (or, if such cure is required in a shorter timeframe pursuant to any Environmental Law, then within such shorter timeframe). In addition, Borrower shall provide Lender with copies of any and all material written communications with any governmental authority in connection with any Environmental Law, concurrently with Borrower’s giving or receiving of same.
(b)Except as disclosed in the Environmental Report, there are no underground storage tanks, radon, asbestos materials, polychlorinated biphenyls or urea formaldehyde insulation present at or installed in the Premises. Borrower covenants and agrees that if any such materials are found to be present at the Premises, Borrower shall remove or remediate the same to the extent required by Environmental Law promptly upon discovery at its sole cost and expense and in accordance with Environmental Law.
(c)Other than to the extent disclosed in the Environmental Report, there has been no Release of any Hazardous Substance at, upon, under or within the Premises. The use which Borrower or any other occupant of the Premises makes or intends to make of the Premises will not result in Release of any Hazardous Substance on or to the Premises. During the term of the Security Instrument, Borrower shall take prudent steps as warranted to determine whether there has been a Release of any Hazardous Substance on or to the Premises and if Borrower finds a Release has occurred, Borrower shall remove or remediate the same promptly upon discovery at its sole cost and expense to the extent required by Environmental Law.
(d)Except as may be disclosed in the Environmental Report, none of the real property owned and/or occupied by Borrower and located in Ohio, including without limitation the Premises, has ever been used by the present or, to Borrower’s knowledge, previous owners and/or operators or will be used in the future to refine, produce, store, handle, transfer, process, transport, generate, manufacture, treat, recycle or dispose of Hazardous Substances (other than a Permitted Hazardous Substance).
(e)Borrower has not received any notice of violation, request for information, summons, citation, directive or other communication, written or oral, from any Ohio department of environmental protection (howsoever designated) or the United States Environmental Protection Agency concerning any intentional or unintentional act or omission on Borrower’s or any occupant’s part resulting in the Release of Hazardous Substances into the waters or onto the lands within the jurisdiction of the State of Ohio or into the waters outside the jurisdiction of the State of Ohio resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed, held in trust or otherwise controlled by or within the jurisdiction of the State of Ohio.
(f)The real property owned and/or occupied by Borrower and located in Ohio, including without limitation the Premises: (i) is being and has been operated in compliance with all Environmental Laws, and all permits required thereunder have been obtained and complied with in all respects; and (ii) except as disclosed in the Environmental Report, does not have any Hazardous Substances present (other than a Permitted Hazardous Substance).
(g)Borrower will and will cause its tenants to operate the Premises in compliance with all Environmental Laws and will not place or permit to be placed any Hazardous Substances (other than a Permitted Hazardous Substance) on the Premises.
(h)No lien has been attached to or threatened to be imposed upon any revenue from the Premises, and there is no basis for the imposition of any such lien based on any governmental action under Environmental Laws. Neither Borrower nor any other party has been, is or will be involved in operations at the Premises that could lead to the imposition of Environmental Liability on Borrower, or, to Borrower’s knowledge, on any subsequent or former owner of the Premises, or the creation of an environmental lien on the Premises. In the event that any such lien is filed, Borrower shall, within thirty (30) days from the date that Borrower is given notice of such lien (or within such shorter period of time as is appropriate in the event that the State of Ohio or the United States has commenced steps to have the Premises sold), either: (i) pay the claim and remove the lien from the Premises; or (ii) furnish a cash deposit, bond or other security satisfactory in form and substance to Lender in an amount sufficient to discharge the claim out of which the lien arises.
(i)In the event that Borrower shall cause or permit to exist a Release of Hazardous Substances into the waters or onto the lands within the jurisdiction of the State of Ohio, or into the waters outside the jurisdiction of the State of Ohio resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed, held in trust or otherwise controlled by or within the jurisdiction of the State of Ohio, without having obtained a permit issued by the appropriate governmental authorities, Borrower shall promptly remediate such Release in accordance with the applicable provisions of all Environmental Laws.
6.3Right to Inspect and Cure. Lender shall have the right to conduct or have conducted by its agents or contractors such environmental inspections, audits and tests as Lender shall deem necessary or advisable from time to time at the sole cost and expense of Borrower, provided, however, that Borrower shall not be obligated to bear the expense of such environmental inspections, audits and tests so long as (a) no Event of Default exists, and (b) Lender has no cause to believe in its sole judgment that there has been a Release or threatened

Release of Hazardous Substances at the Premises or that Borrower or the Premises is in violation of any Environmental Law. The cost of such inspections, audits and tests, if chargeable to Borrower as aforesaid, shall be added to the indebtedness secured hereby and shall be secured by the Security Instrument. Borrower shall, and shall cause each tenant of the Premises to, cooperate with such inspection efforts; such cooperation shall include, without limitation, supplying all information requested concerning the operations conducted and Hazardous Substances located at the Premises. In the event that Borrower fails to comply with any Environmental Law, Lender may, in addition to any of its other remedies under the Security Instrument, cause the Premises to be in compliance with such laws and the cost of such compliance shall be added to the sums secured by the Security Instrument.
6.4Indemnification. Borrower shall protect, indemnify, defend, and hold harmless Lender and its directors, officers, employees, agents, successors and assigns from and against any and all loss, injury, damage, cost, expense and liability (including without limitation reasonable attorneys’ fees and costs) directly or indirectly arising out of or attributable to (a) the installation, use, generation, manufacture, production, storage, Release, threatened Release, discharge, disposal or presence of a Hazardous Substance on, under or about the Premises, or (b) the presence of any underground storage tank on, under or about the Premises, or (c) any Environmental Liability, or (d) any misrepresentation, inaccurate representation or warranty, material breach or failure to perform under the provisions of this Article 6, including without limitation: (1) all consequential damages, (2) the costs of any required or necessary repair, remediation or detoxification of the Premises, and (3) the preparation and implementation of any closure, remedial or other required plans. The foregoing agreement to indemnify, defend and hold harmless Lender expressly includes, but is not limited to, any losses, liabilities, damages, injuries, costs, expenses and claims suffered or incurred by Lender upon or subsequent to Lender becoming owner of the Premises through foreclosure, acceptance of a deed in lieu of foreclosure, or otherwise, excepting only such losses, liabilities, damages, injuries, costs, expenses and claims that are caused by or arise out of actions taken by Lender, or by those contracting with Lender, subsequent to Lender taking possession or becoming owner of the Premises. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH OF THE INDEMNIFIED PARTIES WITH RESPECT TO LOSSES THAT IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE OR THE STRICT LIABILITY OF ANY SUCH INDEMNIFIED PARTIES. The indemnity evidenced hereby shall survive the satisfaction, release or extinguishment of the lien of the Security Instrument, including without limitation any extinguishment of the lien of the Security Instrument by foreclosure or deed in lieu thereof.
Notwithstanding the foregoing, such indemnity shall not apply to matters caused solely and directly by the gross negligence, willful misconduct, fraud or illegal acts of the indemnified parties, and Borrower shall not be obligated to indemnify hereunder with regard to any Hazardous Substances which Borrower can conclusively prove were (a) first used, generated, stored, treated, released, discharged or disposed in, on, under or about the Premises by any third party after the earliest of: (i) the date of foreclosure (or Lender’s acceptance of a deed in lieu thereof); or (ii) the date Lender has assumed actual and direct physical possession and control of the Premises and (b) not the result of any action or omission of Borrower, its agents or affiliates in, on, under or near the Premises; provided, however, notwithstanding the foregoing, if any Hazardous Substances are discovered in, on under or about the Premises after such date that are consistent with the ownership, occupancy, use or operation of the Premises which occurred during Borrower’s ownership, occupancy, use or operation of the Premises, then there is a presumption that the use, generation, storage, disposal of, transportation or presence of any of said Hazardous Substances in, on, under, about, or migrating from, the Premises occurred during Borrower’s ownership, occupancy, use or operation of the Premises, and Borrower shall continue to be obligated to indemnify hereunder unless Borrower overcomes said presumption with the burden of proof.

6.5Remediation. If any investigation, site monitoring, containment, remediation, removal, restoration or other remedial work of any kind or nature (the “Remedial Work”) is reasonably desirable (in the case of an operation and maintenance program or similar monitoring or preventative programs) or necessary, both as determined by an independent environmental consultant selected by Lender under any applicable federal, state or local law, regulation or ordinance, or under any judicial or administrative order or judgment, or by any governmental person, board, commission or agency, because of or in connection with the current or future presence, suspected presence, Release or suspected Release of a Hazardous Substance into the air, soil, groundwater, or surface water at, on, about, under or within the Premises or any portion thereof, Borrower shall within ten (10) days after written demand by Lender for the performance (or within such shorter time as may be required under applicable law, regulation, ordinance, order or agreement), commence and thereafter diligently prosecute to completion all such Remedial Work to the extent required by law. All Remedial Work shall be performed by contractors approved in advance by Lender and under the supervision of a consulting engineer approved in advance by Lender (which approval in each case shall not be unreasonably withheld or delayed). All costs and expenses of such Remedial Work (including without limitation the reasonable fees and expenses of Lender’s counsel) incurred in connection with monitoring or review of the Remedial Work shall be paid by Borrower. If Borrower shall fail or neglect to timely commence or cause to be commenced, or shall fail to diligently prosecute to completion, such Remedial Work, Lender may (but shall not be required to) cause such Remedial Work to be performed; and all costs and expenses thereof, or incurred in connection therewith (including, without limitation, the reasonable fees and expenses of Lender’s counsel), shall be paid by Borrower to Lender forthwith after demand and shall be a part of the indebtedness secured hereby.
6.6Survival. All warranties and representations above shall be deemed to be continuing and shall remain true and correct in all material respects until all of the indebtedness secured hereby has been paid in full and any limitations period expires. Borrower’s covenants above shall survive any exercise of any remedy by Lender hereunder or under any other instrument or document now or hereafter evidencing or securing the said indebtedness, including foreclosure of the Security Instrument (or deed in lieu thereof), even if, as a part of such foreclosure or deed in lieu of foreclosure, the said indebtedness is satisfied in full and/or the Security Instrument shall have been released.
7.DAMAGE TO, DESTRUCTION OF, AND CONDEMNATION OF THE PREMISES.
7.1Application of Insurance Proceeds. If any damage to, loss, or destruction of the Premises occurs in excess of $250,000.00, then Borrower shall notify Lender within five (5) days after the occurrence of such damage and shall take all necessary steps to preserve any undamaged part of the Premises. Borrower shall promptly make proof of loss with its insurer and if Borrower fails to do so, then Lender may, but is not obligated to, make proof of loss with Borrower’s insurance company. All proceeds of insurance maintained pursuant to Sections 3.4(a)(i) and (iii) hereof shall be paid to Lender and shall be applied first to the payment of all costs and expenses incurred by Lender in obtaining such proceeds and, second, at the option of Lender, either: (a) to the reduction of the indebtedness secured by the Security Instrument (without any otherwise applicable prepayment premium); or (b) to the restoration or repair of the

Premises, without affecting the lien of the Security Instrument or the obligations of Borrower thereunder. Lender is authorized at its option to compromise and settle all loss claims on said policies and each insurance company concerned is authorized and directed to make payment directly to Lender; provided, however, that with respect to periods during which an Event of Default does not exist, Lender shall use commercially reasonable efforts to confer with Borrower with respect to any such settlement). Any application to the reduction of the indebtedness secured by the Security Instrument shall not reduce or postpone the monthly payments otherwise required pursuant to the Note. No interest shall be payable to Borrower on the insurance proceeds while held by Lender. Notwithstanding the foregoing, so long as no Event of Default has occurred, with respect to proceeds of $750,000.00 or less, Borrower may compromise and settle such claims and receive such proceeds from insurer directly, provided that Borrower shall apply such proceeds toward the restoration of the Premises or the principal of the Note.
7.2Application of Condemnation Award. Borrower will promptly notify Lender of any threatened or instituted proceedings for the condemnation or taking by eminent domain of the Premises, including any change in any street (whether as to grade, access or otherwise). Borrower shall, at its sole cost and expense: (i) diligently prosecute these proceedings, (ii) deliver to Lender copies of all papers served in connection therewith, and (iii) consult and cooperate with Lender in the handling of these proceedings. No settlement of these proceedings shall be made by Borrower without Lender’s prior written consent (A) for any award in excess of $250,000.00, or (B) if an Event of Default then exists. Lender may participate in these proceedings (but shall not be obligated to do so), and Borrower will sign and deliver all instrument requested by Lender to permit this participation. Should any of the Premises be taken by exercise of the power of eminent domain, any award or consideration for the property so taken shall be paid over to Lender and shall be applied first to the payment of all costs and expenses incurred by Lender in obtaining such award or consideration and, second, at the option of Lender, either: (a) to the reduction of the indebtedness secured by the Security Instrument (without any otherwise applicable prepayment premium); or (b) to the restoration or repair of the Premises, without affecting the lien of the Security Instrument or the obligations of Borrower thereunder. Lender is authorized at its option to compromise and settle all awards or consideration for the property so taken. Any such awards, if applied to the reduction of indebtedness, shall not reduce or postpone the monthly payments otherwise required pursuant to the Note. No interest shall be payable to Borrower on any award while held by Lender.
7.3Lender to Make Proceeds Available. Notwithstanding the provisions of Sections 7.1 and 7.2 above, in the event of insured damage to the Premises or in the event of a taking by eminent domain of only a portion of the Premises, and provided that: (a) the portion remaining can with restoration or repair continue to be operated for the purposes utilized immediately prior to such damage or taking, (b) the appraised value of the Premises after such restoration or repair shall not have been reduced from the appraised value as of the date hereof, (c) no Event of Default exists hereunder and no event has occurred that with the passage of time or the giving of notice would be or become an Event of Default, (d) the Leases remain in full force and effect and, if Tenant is entitled to a termination right, then Tenant certifies to Lender their intention to remain in possession of the leased premises without any reduction in rental payments (other than temporary abatements during the period of restoration and repair), and (e) such restoration or repair can be completed within nine (9) months after the casualty or condemnation and completion thereof will be not less than six (6) months prior to maturity of the Note; Lender agrees to make the insurance proceeds or condemnation awards available for such restoration and repair, except for proceeds payable pursuant to Section 3.4(a)(iii). Lender may, at its option, hold such proceeds or awards in escrow (subject to the following paragraph) until the required restoration and repair has been satisfactorily completed, and all costs and expenses incurred by Lender in administering the same, including without limitation any costs of inspection, shall be paid or reimbursed by Borrower. No interest shall be payable to Borrower with respect to any such escrow.
In the event insurance proceeds or condemnation awards are made available for restoration in accordance with the foregoing, such proceeds shall be made available, from time to time, upon Lender being furnished with such information, documents, instruments and certificates as Lender may require, including, but not limited to, satisfactory evidence of the estimated cost of completion of the repair or restoration of the Premises, such architect’s certificates, waivers of lien, contractor’s sworn statements and other evidence of cost and of payments, including, at the option of Lender, insurance against mechanics’ liens and/or a performance bond or bonds in form satisfactory to Lender, with premium fully prepaid, under the terms of which Lender shall be either the sole or dual obligee, and which shall be written with such surety company or companies as may be satisfactory to Lender, and all plans and specifications for such rebuilding or restoration which shall be subject to approval by Lender. No payment made prior to the final completion of the work shall exceed ninety percent (90%) of the value of the work performed, from time to time, and at all times the undisbursed balance of said proceeds, plus additional funds deposited by Borrower remaining in the hands of Lender shall be at least sufficient to pay for the cost of completion of the work free and clear of liens. At Lender’s election, a disbursing agent selected by Lender shall disburse the proceeds, and Borrower shall pay such agent’s reasonable fees and expenses. All proceeds held by Lender or its agent shall constitute additional security for the Loan, and Borrower shall execute, deliver, file and/or record, at its expense, such instruments as Lender reasonably requires to grant to Lender a perfected, first-priority security interest in these funds. If the proceeds are made available for restoration and (x) Borrower refuses or fails to complete the restoration, (y) an Event of Default occurs and is continuing, or (z) the proceeds are not applied to restoration, then any undisbursed portion may, at Lender’s option, be applied to the reduction of the indebtedness secured by the Security Instrument, in any order of priority.
8.COVENANTS, REPRESENTATIONS AND WARRANTIES. Borrower hereby covenants, represents and warrants to Lender as follows:
8.1Status. Borrower (i) is a limited liability company duly organized and validly existing under the laws of Delaware; (ii) has the power and authority to own its properties and to carry on its business as now being conducted; (iii) is qualified to do business in every jurisdiction in which the nature of its business or its properties make such qualification necessary, including Ohio; and (iv) is in compliance with all laws, regulations, ordinances, and orders of public authorities applicable to it. Borrower is not (A) an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended, or (B) subject to any other applicable Law which purports to restrict or regulate its ability to borrow money. The organizational chart attached hereto as Schedule 8.1 is true, complete and correct on and as of the date hereof. In addition, the confidential organizational chart provided to Lender prior to the date hereof is true, complete and correct on and as of the date hereof.
8.2Authority. The execution, delivery and performance by Borrower of this Agreement, the Security Instrument, the Note and the other Loan Documents, and the borrowing evidenced by the Note: (i) are within the powers of Borrower; (ii) have been duly authorized by all requisite action; (iii) have received all necessary governmental approval; and (iv) will not violate any provision of law, any order of any court or other agency of government, or the organizational or chartering documents and agreements of Borrower.
8.3Binding. This Agreement, the Security Instrument, the Note and other Loan Documents constitute the legal, valid and binding obligations of Borrower and other obligors named therein, if any, enforceable in accordance with their respective terms.
8.4No Conflict. Neither the execution and delivery of this Agreement, the Security Instrument or the Note, the consummation of the transactions contemplated hereby, or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Security Instrument or the Note, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which Borrower is now a party or by which it is bound.
8.5EO 13224. None of Borrower, any affiliate of Borrower, or any person owning an interest in Borrower or any such affiliate, is or will be an entity or person (i) listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 23, 2001 (the “Executive Order”), (ii) included on the most current list of “Specially Designated Nationals and Blocked Persons” published by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) (which list may be published from time to time in various media including, but not limited to, the OFAC website page, http:www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf), (iii) which or who commits, threatens to commit or supports “terrorism,” as that term is defined in the Executive Order, or (iv) affiliated with any entity or person described in clauses (i), (ii) or (iii) above (any and all parties or persons described in clauses (i) through (iv) are herein referred to individually and collectively as a “Prohibited Person”). Borrower has taken reasonable measures appropriate to the circumstances (and in any event as required by Law), to ensure that: (A) Borrower is in compliance with all current and future laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking, including, without limitation, the Executive Order, (B) funds invested by each holder of an interest in Borrower are derived from legal sources, and (C) no person or entity who owns or controls a direct or indirect interest in Borrower is or shall be a Prohibited Person. Borrower covenants and agrees that none of Borrower, any affiliate of Borrower, or any person owning an interest in Borrower or any such affiliate, will (i) conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order. Borrower further covenants and agrees to deliver (from time to time) to Lender any such certification or other evidence as may be requested by Lender in its sole and absolute discretion, confirming compliance with this Section 8.5, including, without limitation that (i) Borrower is not a Prohibited Person and (ii) Borrower has not engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.
8.6Business Loan; Margin Regulations. The loan evidenced by the Note is solely for the purpose of carrying on or acquiring a business of Borrower, and is not for personal, family, household or agricultural purposes and is a “commercial loan” as such term is defined in Chapter 306 of the Texas Finance Code, as same may be amended from time to time. The Premises forms no part of any property owned, used or claimed by Borrower as a residence or business homestead and is not exempt from forced sale under the laws of the state in which the Premises is located. Borrower hereby disclaims and renounces each and every claim to all or any portion of the Premises as a homestead. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other regulations of such Board of Governors, or for any purpose prohibited by applicable Laws.
8.7Tax Status of Borrower. Borrower’s United States employee tax identification number is 88-0870924, and its mailing address is as set forth in Section 11.3 hereof. Borrower is not a “foreign person,” “foreign partnership,” “foreign trust,” or “foreign estate” within the meaning of Sections 1445 and 7701 of the Revenue Code. Borrower further represents and warrants to Lender that Borrower is not a “disregarded entity” as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Revenue Code. These statements are made by Borrower in compliance with Sections 1445 and 7701 of the Revenue Code to exempt any transferee of the Premises from withholding the tax required upon a foreign transferor’s disposition of a U.S. real property interest.
8.8Relationship. Notwithstanding any prior business or personal relationship between Borrower and Lender, or any officer, director or employee of Lender, the relationship between Borrower and Lender is solely that of debtor and creditor, Lender has no fiduciary or other special relationship with Borrower, Borrower and Lender are not partners or joint venturers, and no term or condition of any Loan Document shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.
8.9Special Purpose Entity. During the time the Note remains outstanding, Borrower (i) will not engage in any business unrelated to the Premises, (ii) will not have any assets other than those related to the Premises, (iii) will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, and, except as otherwise expressly permitted by the Loan Documents, will not engage in, seek or consent to any asset sale, transfer of ownership or equity interests, or amendment of its organizational documents (articles of organization or incorporation, certificate of limited partnership, operating agreement or bylaws, as the case may be), (iv) will not fail to correct any known misunderstanding regarding the separate identity of Borrower, (v) will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity’s properties; (C) make any assignment for the benefit of such entity’s creditors; or (D) take any action that might cause such entity to become insolvent, provided, however, that nothing in this subpart (D) will require any direct or indirect member or partner of Borrower to make any equity contribution to Borrower, (vi) will maintain its financial statements, accounting records, and other entity documents separate from any other person or entity, (vii) will maintain its books, records, resolutions and agreements as official records, (viii) has not commingled and will not commingle its funds or assets with those of any other person or entity, (ix) has held and will hold its assets in its own name, (x) will conduct its business in its name, (xi) will pay its own liabilities out of its own funds and assets, (xii) will observe all entity formalities, (xiii) has maintained and, except as otherwise expressly permitted or required by the Loan Documents, will maintain an arms-length relationship with its affiliates, (xiv) will have no indebtedness other than as evidenced by the Loan Documents, Permitted Encumbrances and commercially reasonable unsecured trade payables incurred by Borrower in the ordinary course of business relating to the ownership and operation of the Premises that do not exceed one percent (1.0%) of the outstanding principal amount of the Loan in the aggregate at any one time and are paid within thirty (30) days of the date incurred, (xv) except as expressly permitted or required by the Loan Documents, will not assume or guarantee or become obligated for the debts of any other person or entity or hold out its credit as being available to satisfy the obligations of any other person or entity, except as evidenced by the Loan Documents, (xvi) will not acquire obligations or securities of its owners (members, partners, shareholders), (xvii) will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and use separate stationery, invoices and checks, (xviii) will not pledge its assets for the benefit of any other person or entity, (xix) will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity, (xx) will not make loans to any person or entity, (xxi) will not identify its owners (members, partners, shareholders) or any affiliates of any of them as a division or part of it, (xxii) except as otherwise expressly permitted or required by the Loan Documents, will not enter into or be a party to, any transaction with its owners (members, partners, shareholders) or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party, (xxiii) will pay the salaries of its own employees from its own funds, (xxiv) will endeavor in good faith to maintain adequate capital in light of its contemplated business operations, and (xxv) will continue (and not dissolve) for so long as a solvent managing member, partner or shareholder exists.
8.10Bankruptcy; Solvency; Fraudulent or Voidable Conveyance. No bankruptcy, reorganization, insolvency, liquidation, or other proceeding for the relief of debtors has been instituted by or, to Borrower’s knowledge, against Borrower, any general partner of Borrower (if Borrower is a partnership), or any manager or managing member of Borrower (if Borrower is a limited liability company). Borrower (i) has not entered into this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. In Borrower’s opinion, the fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s total liabilities (including the maximum amounts of its subordinated, unliquidated, disputed, or contingent liabilities or its debts as such debts become absolute and matured). In Borrower’s opinion, Borrower’s assets do not and will not, immediately following the execution and delivery of the Loan Documents, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amount to be payable on or in respect of obligations of Borrower and, in the case of the Indebtedness refinance at maturity).
8.11Litigation. Neither Borrower, Guarantor, nor the Premises is the subject of any action, suit or proceeding that may involve or adversely affect the validity or enforceability of the Note or the Security Instrument or the priority of the lien of the Security Instrument, or Borrower’s right, power or authority to accept the Loan. There is no litigation pending to which Borrower or any Guarantor is a party that would, if determined adversely to Borrower or any Guarantor, have an adverse effect on the financial condition of Borrower or any Guarantor or their respective ability to perform their respective obligations under the Loan Documents.
8.12Title to Premises; No Liens. Borrower is the owner of the fee simple or indefeasible title to the Premises. The Premises is now unencumbered and free of all liens of every kind and description, except the Permitted Exceptions. The buildings and improvements upon the Premises are fully completed and all costs and expenses of any construction have been fully paid; there have been no repairs, redecoration or new improvements made in or about the Premises within the past six (6) months for which complete and final payment has not been made; and there are no unpaid bills or claims for labor or services performed or material furnished or delivered upon the Premises, except current bills for minor maintenance and repairs, none of which are overdue.
8.13Leases; Possessory Rights. The schedule of the Leases previously provided to Lender is a true and correct schedule of all Leases as of the date thereof. All Leases are in full force and effect on this date, there are no defaults under any Leases and, to Borrower’s knowledge, there has occurred no event which, with the passage of time or the giving of notice or both, will ripen into an event of default under any of the Leases. All construction and other obligations to be performed by Borrower under any Lease have been performed and any required payments by Borrower under any Lease for tenant improvements have been made. Borrower is in possession of the Premises subject only to the Leases, and no party has any unrecorded deeds, contracts or options to purchase the Premises. There are no other persons, firms or corporations having any right of possession to the Premises under any lease, option, deed or other written instrument of any kind or character or any right to possession of the Premises of any kind or nature whatsoever. To Borrower’s knowledge, no petition in bankruptcy or arrangement or reorganization under any Federal or State law has been filed by, or against any Tenant, no receiver has been appointed for any Tenant, and no Tenant has made any assignment for the benefit of creditors.
8.14No Damage, Condemnation. The Premises has not been damaged or destroyed in whole or in material part by fire or other casualty, no proceeding has been threatened or commenced by any authority having the power of eminent domain to condemn the Premises or any material part thereof. No event has occurred that may materially adversely affect the value of the Premises or any material part thereof.
8.15Zoning. The buildings and improvements located on the Premises and their present use comply in all respects with applicable Building Laws, building codes, zoning laws (including required parking) and regulations and all other applicable ordinances and regulations. All permits and approvals, including, without limitation, certificates of occupancy, required by any Governmental Authority for the use, occupancy and operation (other than the operation of any tenant’s business therein) of the Premises in the manner in which it is currently being used, occupied and operated have been obtained and are in full force and effect. The uses being made of the Premises are in material conformity with the certificate of occupancy which has been issued by the applicable Governmental Authority.
8.16Access. The Premises has access to a public thoroughfare, and is served by electric, telephone and other telecommunications services, water, sewer, sanitary sewer and storm drain facilities adequate to service the Premises for its intended uses.
8.17Separate Tax Parcel. The Premises constitutes a separate tax parcel and is not taxed as a part of a larger tax parcel.
8.18Flood Zone. The Premises is not located in a designated flood hazard area.
8.19Enterprise Zone/Tax Abatement. The Enterprise Zone/Tax Abatement is in full force and effect and has not been modified or amended, and Borrower is not and to Borrower’s knowledge no other party to the Enterprise Zone/Tax Abatement is in default or breach of any terms, conditions, obligations, or covenants under the Enterprise Zone/Tax Abatement, and no event has occurred which, with the giving of notice or passage of time, or both, could result in such a default or breach. Borrower shall (a) comply with the terms and provisions of the Enterprise Zone/Tax Abatement applicable to it and perform each of its covenants and agreements thereunder, and (b) use commercially reasonable efforts to cause each other party to the Enterprise Zone/Tax Abatement to comply with the terms and provisions of the Enterprise Zone/Tax Abatement applicable to it and perform each of its covenants and agreements thereunder.
8.20Seller Parties’ Payment Obligations. Borrower shall (a) use commercially reasonable efforts to cause the Seller Parties to pay and perform their respective Seller Parties’ Post-Closing Obligations, (b) use any payments received from a Seller Party in payment of a Seller Parties’ Post-Closing Obligations for the applicable repairs at the Premises, and (c) provide such evidence of the foregoing as Lender may reasonably request from time to time. Borrower’s right, title and interest in the Seller Parties’ Post-Closing Obligations are additional Collateral (as defined in the Security Instrument) for the Loan.
9.TRANSFERS AND ASSIGNMENTS.
9.1Due on Sale or Encumbrance.
(a)Except for Permitted Ownership Transfers and Permitted Ownership Encumbrances, in the event Borrower directly or indirectly sells, conveys, transfers, disposes of, or further encumbers all or any part of the Premises or any interest therein, or in the event any ownership interest in Borrower (including without limitation voting rights in respect thereof and including any bifurcation or division of Borrower into separate entities) is directly or indirectly issued, transferred or encumbered, or in the event Borrower or any owner of Borrower agrees so to do, in any case without the written consent of Lender being first obtained (which consent Lender may withhold in its sole and absolute discretion), then, at the sole option of Lender, Lender may accelerate the Loan and declare the principal of and the accrued interest of the Note, and including all sums advanced hereunder with interest, to be forthwith due and payable, and thereupon the Note, including both principal and all interest accrued thereon, and including all sums advanced hereunder and interest thereon, shall be and become immediately due and payable without presentment, demand or further notice of any kind. Without limiting the generality of the foregoing, a merger, consolidation, reorganization, entity conversion or other restructuring or transfer by operation of law, whereby Borrower or, in the case of an ownership interest, the holder of an ownership interest in Borrower, is not the surviving entity as such entity exists on the date hereof, shall be deemed to be a transfer of the Premises or of an ownership interest in Borrower; and any transfer or encumbrance of an ownership interest in a general or limited partnership, corporation or limited liability company holding an ownership interest in Borrower (or in an entity that holds directly or indirectly an ownership interest in Borrower) shall be deemed to be a transfer or encumbrance of an ownership interest in Borrower. Consent as to any one transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions. Without limiting the generality of the foregoing, there shall be no subordinate liens on or financing relating to the Premises (including, without limitation, any secondary financing secured by any interest in the Premises or any mezzanine financing secured by ownership interests in Borrower), nor shall there be any change, removal, addition or resignation of any general partner (if Borrower is a partnership) or any managing member (if Borrower is a limited liability company) of Borrower, in any case without the written consent of Lender being first obtained (which consent Lender may withhold in its sole and absolute discretion). Pledges, hypothecation or other security interests secured indirectly by beneficial ownership interests in Borrower (but excluding effectuated transfers of ownership interests in Borrower) relating to credit and other fund level financing to entities above the Sole Member will be permitted so long as (i) such upstream financing does not result in the creation of any unpermitted lien or encumbrance on the Premises or any other collateral for the Loan, and (ii) the collateral taken for such upstream financing, if any, includes a material portion of the assets and subsidiaries of such upstream borrower entity and is not limited to the ownership interests of such upstream borrower entity in Sole Member (the foregoing, “Permitted Ownership Encumbrances”). No Permitted Ownership Encumbrance shall be deemed a Permitted Ownership Transfer and any exercise of remedies under any such Permitted Ownership Encumbrance (e.g., exercise of a pledge) that results in a transfer that does not independently satisfy the conditions of a Permitted Ownership Transfer shall be and remain an Event of Default under the Loan Documents.
(b)Notwithstanding the foregoing, and provided no Event of Default (as hereinafter defined) has occurred and is continuing, commencing on the first anniversary of the date of this Agreement, one transfer or conveyance of the entire Premises to a transferee and replacement guarantor approved by Lender in its sole and absolute discretion shall be permitted upon (i) execution by the transferee of an assumption agreement satisfactory to Lender in its sole and absolute discretion; (ii) receipt by Lender of a non-refundable servicing fee of $5,000 at the time of the request, and an assumption fee equal to one percent (1%) of the outstanding amount of the Note at the time of the closing of such transfer and assumption; (iii) at the time of such transfer, the Loan to Value Ratio does not exceed sixty-two and one-half percent (62.50%) (provided, however, that if the Loan to Value Ratio does not meet this requirement, Borrower shall have the right to pay down the Loan by an amount, as reasonably determined by Lender in each case, necessary to reduce the Loan to Value Ratio to the required level, together with the applicable Prepayment Premium on the amount so paid by Borrower); (iv) the Debt Yield for the preceding twelve (12) month period is at least nine and one-half percent (9.50%) (provided, however, that if the Debt Yield does not meet this requirement, Borrower shall have the right to pay down the Loan by an amount, as reasonably determined by Lender in each case, necessary to bring the Debt Yield to the required level, together with the applicable Prepayment Premium on the amount so paid by Borrower); (v) receipt by Lender of an endorsement to Lender’s title policy, in form and substance acceptable to Lender; (vi) receipt by Lender of opinions of counsel, and authorization documents of Borrower and the transferee, satisfactory to Lender; and (vii) Borrower pays all fees, out-of-pocket costs and expenses actually incurred by Lender in connection with the transfer, including, without limitation, all legal fees and disbursements (including reasonable attorneys’ fees), accounting, title insurance, documentary stamp taxes, intangible taxes, mortgage taxes, recording fees and appraisal fees, whether or not the transfer is actually consummated. An acceptable transferee must have, without limitation, a financial and credit standing, and commercial real estate management experience, acceptable to Lender, and must be able to make the representations and warranties made by Borrower in this Agreement, including, without limitation, those contained in Article 8 above and in Section 11.21 below. Further, Lender, in its sole and absolute discretion, may require individuals specifically named by Lender to deliver to Lender a Limited Guaranty and an Environmental Indemnification Agreement on Lender’s standard form. The rights granted to Borrower in this paragraph are personal to the original Borrower, shall be extinguished after the exercise thereof, and shall not inure to the benefit of any transferee. Any such transfer and assumption will not release the original Borrower or any Guarantor from any liability to Lender without the written consent of Lender, which consent may be given or withheld in Lender’s sole and absolute discretion and may be conditioned upon the execution of new guaranties from the principals of the transferee, execution by the principals of the transferee of Lender’s standard Environmental Indemnification Agreement, and such other requirements as Lender may deem appropriate in its discretion.
(c)In all events, Lender shall be notified in advance of any proposed transfer, and Borrower shall pay, or reimburse Lender for, all costs and expenses, including reasonable attorneys’ fees and expenses, associated with Lender’s review and documentation of any proposed transfer of the Premises or interests in Borrower, whether or not consummated.

10.EVENTS OF DEFAULT.
10.1Events of Default. If any of the following events occurs, it is hereby defined as and declared to be and to constitute an “Event of Default”:
(a)failure by Borrower to pay when due (including any applicable grace period) any amounts required to be paid hereunder (including without limitation real estate taxes and escrow payments) or under the Note at the time specified herein or therein (or if a non-recurring payment has no time period specified herein or therein, then within five (5) days after written notice from Lender); or
(b)an event as to which Lender elects to accelerate the Loan as provided for in Section 9.1 above (“Due on Sale or Encumbrance”); or
(c)failure by Borrower to observe and perform the covenants, conditions and agreements set forth in Section 3.3 above (“Taxes, Other Governmental Charges, Lien and Utility Charges”) or Section 3.4 above (“Insurance”), except to the extent that amounts in respect of the related insurance premiums and/or Assessments have been escrowed with Lender pursuant to Section 5 above and not applied to the payment thereof; or
(d)failure by Borrower to observe and perform the covenants, conditions and agreements set forth in Section 8.9 above (“Special Purpose Entity”); provided, however, that such failure shall not constitute an Event of Default hereunder, if: (1) such breach is immaterial, inadvertent and non-recurring, (2) such failure is curable (meaning that the facts and circumstances to which such assumption relates can be changed so as to make such assumption true and correct), and (3) Borrower promptly cures such failure and provides Lender with evidence of such cure satisfactory to Lender within ten (10) days after the date on which Borrower first obtained knowledge of such failure from any source whatsoever (including, without limitation, notice thereof from Lender); or
(e)failure by Borrower to observe and perform any covenant, condition or agreement on its part to be observed or performed in this Agreement, the Security Instrument or the Note other than as referred to in (a) through (d) above, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to Borrower by Lender, or such longer period not exceeding an additional sixty (60) days if such default is not susceptible of cure within the initial 30-day period, Borrower commences to cure within ten (10) days after such notice is given, and proceeds with diligence and continuity of effort to cure such default; or
(f)any representation or warranty made in writing by or on behalf of Borrower in this Agreement, the Security Instrument or the other Loan Documents, any financial statement, certificate, or report furnished in order to induce Lender to make the Loan secured by the Security Instrument, shall prove to have been false or incorrect in any material respect, or materially misleading as of the time such representation or warranty was made; provided, however, that such falsehood, breach or violation shall not constitute an Event of Default if (w) such falsehood, breach or violation was inadvertent and non-recurring, (x) such falsehood, breach or violation is curable, (y) the same shall not have a material adverse effect on the Premises, Borrower or Lender, and (z) Borrower (or Guarantor, as applicable) promptly cures such falsehood, breach or violation within ten (10) days after Borrower first obtained knowledge of such falsehood, breach or violation from any source whatsoever (including, without limitation, notice thereof from Lender); or

(g)Borrower or any Guarantor shall:
(i)become insolvent; or
(ii)admit in writing its inability to pay its debts generally as they become due; or
(iii)file a petition in bankruptcy to be adjudicated a voluntary bankrupt or file a similar petition under any insolvency act, or
(iv)make an assignment for the benefit of its creditors, or
(v)consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or
(h)Borrower or a Guarantor shall file a petition or answer seeking reorganization or arrangement of Borrower or such Guarantor under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof; or
(i)Borrower or a Guarantor shall, on a petition in bankruptcy filed against it, be adjudicated a bankrupt or if a court of competent jurisdiction shall enter an order or decree appointing without the consent of Borrower or such Guarantor a receiver or trustee of Borrower or such Guarantor or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Borrower or such Guarantor under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such adjudication, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof; or
(j)any Borrower (as defined in the Note) who is a natural person dies or any Borrower that is an entity dissolves or otherwise ceases to exist; or
(k)a Guarantor shall repudiate such Guarantor’s obligations; or any such individual Guarantor shall die, or any such entity Guarantor shall dissolve or otherwise cease to exist, unless within sixty (60) days after such death, or prior to such dissolution or cessation, a substitute guarantor satisfactory to Lender shall become liable to Lender by executing a guaranty agreement satisfactory to Lender; or
(l)an event of default has occurred under any of the Loan Documents and the period for cure thereof, if any, has elapsed without cure; or
(m)Borrower shall be in default of, or in violation of, beyond any applicable grace period, any material conditions, covenants or restrictions that benefit or burden the Premises; provided, however, such default or violation shall not be an Event of Default if (i) such breach or violation is not reasonably likely to have a material adverse effect on the Premises or on the ability of Borrower to perform its obligations under the Loan Documents to which it is a party, and (ii) Borrower cures such breach within ten (10) days (or, if such conditions, covenants or restrictions or any applicable law requires such breach to be cured in a shorter time period, then within such shorter time period) after Borrower first obtained knowledge of such breach or violation from any source whatsoever (including, without limitation, notice thereof from Lender); or

(n)if the Premises shall be taken, attached, or sequestered on execution or other process of law in any action against Borrower (other than by way of a condemnation or other exercise of the power of eminent domain that is not part of a collusive business arrangement between Borrower and the condemning authority); or
(o)if Borrower shall be in default under any other mortgage, deed of trust, deed to secure debt or security agreement covering any part of the Premises, whether it be superior or junior in lien to the Security Instrument; or
(p)if any claim of priority (except based upon a Permitted Exception) to the Loan Documents by title, lien, or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by Borrower; or
(q)(i) the consummation by Borrower of any transaction which would cause (A) the Loan or any exercise of Lender’s rights under the Loan Documents to constitute a non-exempt prohibited transaction under ERISA or (B) a violation of a state statute regulating governmental plans; (ii) the failure of any representation in Section 11.21 to be true and correct in all material respects; or (iii) the failure of Borrower to comply with the obligations in Section 11.21 within the lesser of (x) fifteen (15) days after written notice of such default to Borrower or (y) the shortest cure period, if any, provided for under any Laws applicable to such matters (including, without limitation, ERISA); or
(r)(i) the consummation by Borrower of any transaction which would cause an OFAC violation; (ii) the failure of any representation in Section 8.5 to be true and correct in all respects; or (iii) the failure of Borrower to comply with the provisions of Section 8.5, unless such default is cured within the lesser of (A) fifteen (15) days after written notice of such default to Borrower or (B) the shortest cure period, if any, provided for under any Laws applicable to such matters (including, without limitation, OFAC).
(s)failure by a Guarantor to observe and perform the covenants, conditions and agreements set forth in Section 22 of the Guaranty (“Net Worth and Liquidity”).
10.2Acceleration. Upon the occurrence of an Event of Default, Lender may declare the principal of and the accrued interest of the Note, and including all sums advanced hereunder or under the Security Instrument with interest, to be forthwith due and payable, and thereupon the Note, including both principal and all interest accrued thereon, and including all sums advanced hereunder or under the Security Instrument and interest thereon, shall be and become immediately due and payable without presentment, demand or further notice of any kind.
10.3Attorney-in-Fact; Remedies of Lender. Borrower hereby irrevocably and unconditionally constitutes and appoints Lender as Borrower’s true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuance of an Event of Default to execute, acknowledge and deliver any documents, agreements or instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower under all Loan Documents, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower under any Loan Document, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for under the Loan Documents and to accomplish the purposes thereof. The foregoing powers of attorney are irrevocable and coupled with an interest. Upon the occurrence of an Event of Default, or in case the principal of the Note shall have become due and payable, whether by lapse of time or by acceleration, then and in every such case Lender may proceed to protect and enforce its right by a suit or suits in equity or at law, either for the specific performance of any covenant or agreement contained herein or in the Security Instrument or the other Loan Documents, or in aid of the execution of any power herein or therein granted, or for the foreclosure of the Security Instrument, or for the enforcement of any other appropriate legal or equitable remedy. The remedies of Lender, as provided herein and in the other Loan Documents shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.
10.4Advances. If Borrower shall fail to comply with any of the terms, covenants and conditions herein with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Premises in repair, or any other term, covenant or condition herein contained, Lender may make advances to perform the same and, where necessary, enter the Premises for the purpose of performing any such term, covenant or condition, and without limitation of the foregoing, Lender may procure and place insurance coverage in accordance with the requirements of Section 3.4 of this Agreement. Borrower agrees to repay all sums so advanced upon demand, with interest at a rate equal to the Default Rate per annum or, if less, the Maximum Legal Rate of Interest, until paid. All sums so advanced, with interest, shall be secured by the Security Instrument in priority to the indebtedness evidenced by the Note, but no such advance shall be deemed to relieve Borrower from any default hereunder. After making any such advance, payments made pursuant to the Note shall be first applied toward reimbursement for any such advance and interest thereon, prior to the application toward accrued interest and principal payments due pursuant to this Agreement or the Note.
11.GENERAL PROVISIONS.
11.1Captions. The captions and headings of various Sections of this Agreement and Exhibits and Schedules pertaining hereto, are for convenience only and are not to be considered as defining or limiting in any way, the scope or intent of the provisions hereof.
11.2Merger. This Agreement, the Application/Commitment and the Loan Documents and instruments delivered in connection herewith, as may be amended from time to time in writing, constitute the entire agreement of the parties with respect to the Premises and the Loan, and all prior discussions, negotiations and document drafts are merged herein and therein. If there are any inconsistencies between the Application/Commitment and this Agreement or the Loan Documents, the terms contained in this Agreement and the other Loan Documents shall prevail. Neither Lender nor any employee of Lender has made or is authorized to make any representation or agreement upon which Borrower may rely unless such matter is made for the benefit of Borrower and is in writing signed by an authorized officer of Lender. Borrower agrees that they have not and will not rely on any custom or practice of Lender, or on any course of dealing with Lender, in connection with the Loan unless such matters are set forth in this Agreement or the Loan Documents or in an instrument made for the benefit of Borrower and in a writing signed by an authorized officer of Lender.
11.3Notices. All notices, demands, consents, requests or other written communications that are either required or desired to be given or furnished hereunder or under any other Loan Document (a “Notice”) shall be in writing and shall be deemed to have been properly given if either delivered personally or by nationally-recognized overnight commercial courier or sent by United States registered or certified mail, postage prepaid, return receipt requested, to the address of the parties set forth below. Such Notice shall be effective upon receipt or refusal if by personal delivery, the first Business Day (a day other than a Saturday, Sunday or holiday on which national banks are authorized to be closed) after the deposit of such

Notice with a nationally-recognized overnight courier service by the time deadline for next Business Day delivery if by commercial courier, and upon the earliest of receipt or refusal (which shall include a failure to respond to notification of delivery by the U.S. Postal Service) or five (5) Business Days following mailing if sent by U.S. Postal Service mail. A courtesy copy of each Notice shall be sent via email to the applicable parties as well; provided that the date of delivery of the hard copy of such Notice shall be controlling and no party’s failure to receive or open an emailed copy of such Notice shall be deemed a failure of the sending party to have given such Notice. By Notice complying with the foregoing, each party may from time to time change the address to be subsequently applicable to it for the purpose of the foregoing.
    If to Borrower or Guarantor:        Marysville Owner LLC
                        9 West 57th Street, 40th Floor
New York, NY 10019
Attention: Steven Orbuch
Email: srenotices@sculptor.com

With a copy to:            Bryan Cave Leighton Paisner LLP
1290 Avenue of the Americas
New York, New York 10104
Attention: Ron Emanuel, Esq.
Email: ronald.emanuel@bclplaw.com
    If to Lender:                USAA Life Insurance Company
                        c/o Affinius Capital LLC
                        9830 Colonnade Boulevard
                        Suite 600
                        San Antonio, Texas 78230
Attention: Loan Asset Manager, Capital Markets
                        Email: Kuwananh.Ezulike@affiniuscapital.com
                            and notice@affiniuscapital.com

    With a copy to:            USAA Life Insurance Company
                        c/o Affinius Capital LLC
                        277 Park Avenue, 39th Floor
                        New York, NY 10172
                        Attention: General Counsel
                        Emails: Beth.Newman@affiniuscapital.com

    With a copy to:            Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
Attention: T. Randall Graeb
Email: randy.graeb@bfkn.com

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Notices given in any other fashion shall be deemed effective only upon receipt; provided, however, in all instances, service of a notice required by the Texas Property Code Section 51.002, as amended, shall be considered complete when the requirements of that statute are met.

11.4Modification; Waiver. No modification, waiver, amendment, discharge or change of this Agreement or of any other Loan Document shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought. Lender reserves the right to charge a reasonable administrative fee for any such modification, waiver, amendment, discharge, or change of this Agreement. Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies under any of the Loan Documents unless such waiver is in writing and signed by Lender and then, only to the extent specifically set forth in the writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. Without limiting the generality of the foregoing, no waiver of, or election by Lender not to pursue, enforcement of any provision imposing recourse liability on Borrower shall affect, waive or diminish in any manner Lender’s right to pursue the enforcement of any other such provision.
11.5Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS (AS OPPOSED TO THE LAWS OF CONFLICTS) OF THE STATE OF TEXAS.
11.6Acquiescence Not to Constitute Waiver of Lender’s Requirements. Each and every covenant and condition for the benefit of Lender contained in this Agreement may be waived by Lender.
11.7Disclaimer by Lender. (a) This Agreement is made for the sole benefit of Borrower and Lender (and Lender’s successors and assigns and participants, if any), and no other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement, or by reason of any actions taken by Lender pursuant to this Agreement. Lender shall not be liable for any debts or claims accruing in favor of any third parties against Borrower or others or against the Premises. Borrower is not and shall not be an agent of Lender for any purposes. Lender is not and shall not be an agent of Borrower for any purpose. Lender, by making the Loan or taking any action pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venturer with Borrower or any fiduciary of Borrower. (b) Any review, investigation or inspection conducted by Lender, any architectural or engineering consultants retained by Lender or any agent or representative of Lender in order to verify independently Borrower’s satisfaction of any conditions precedent to the disbursement of the Loan, Borrower’s performance of any of the covenants, agreements and obligations of Borrower under this Agreement, or the truth of any representations and warranties made by Borrower hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect, or constitute a waiver by Lender of, (i) any of Borrower’s representations and warranties under this Agreement or Lender's reliance thereon, or (ii) Lender’s reliance upon any certifications required under this Agreement or any other facts, information or reports furnished Lender by Borrower hereunder.

(c) By accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal, lease or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender.

11.8Right of Lender to Make Advances to Cure Borrower’s Defaults. If Borrower shall fail to perform in a timely fashion any of its covenants, agreements or obligations contained in this Agreement or the Loan Documents within any applicable notice and cure periods, Lender may (but shall not be required to) perform any of such covenants, agreements and obligations. Any funds advanced by Lender in the exercise of its judgment that the same are reasonably needed to protect its security for the Loan are deemed to be obligatory advances hereunder and any reasonable amounts expended (whether by disbursement of undisbursed Loan proceeds or otherwise) by Lender in so doing, shall constitute additional indebtedness evidenced and secured by the Note, the Security Instrument and the other Loan Documents, shall, if not paid by Borrower when due, bear interest from the date expended at the Default Rate and be payable together with such interest within ten (10) days of demand.
11.9Definitions Include Amendments. Definitions contained in this Agreement which identify documents, including the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of the Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.
11.10Time Is of the Essence. Time is hereby declared to be of the essence of this Agreement and the other Loan Documents, and of every part hereof and thereof.
11.11Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument. Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in either Tagged Image Format (“TIFF”) or Portable Document Format (“PDF”) shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment. The pages of any counterpart of this Agreement containing any party’s signature or the acknowledgment of such party’s signature hereto may be detached therefrom without impairing the effect of the signature or acknowledgment, provided such pages are attached to any other counterpart identical thereto except having additional pages containing the signatures or acknowledgments thereof of other parties.
11.12Waiver of Consequential Damages. In no event shall Lender be liable to Borrower for consequential damages, whatever the nature of a breach by Lender of its obligations under this Agreement, or any of the Loan Documents, and Borrower for itself and all of its affiliates hereby waive all claims for consequential damages to the maximum extent permitted by law.
11.13Claims Against Lender. Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within thirty (30) days after Borrower first had Knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and

Lender does not remedy or cure the default, if any there be, promptly thereafter. If it is determined in any proceedings that Lender has improperly failed to grant its consent or approval, where such consent or approval is required by this Agreement or any other Loan Documents, Borrower’s sole remedy shall be to obtain declaratory relief determining such withholding to have been improper, and for itself and all of its affiliates and Borrower hereby waives all claims for damages or set-off against Lender resulting from any withholding of consent or approval by Lender.
11.14Jurisdiction and Venue. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or state court for Bexar County, Texas, in any action or proceeding arising out of or relating to any of the Loan Documents, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such United States federal or state court; provided that a foreclosure action against real estate shall be brought in the jurisdiction in which the subject real estate is located. Borrower irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the brining of any such action or proceedings in such jurisdiction. Borrower irrevocably consents to the service of any and all process in any such action or proceeding brought in any such court by the delivery of copies of such process to Borrower at its address specified for notices to be given hereunder or by certified mail directed to such address.
11.15Severability. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement is found by a court of law to be in violation of any applicable law, and if such court declares such portion, provision, or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision, or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable portion, provision, or provisions were not contained herein, and that the rights, obligations, and interests of Borrower and Lender under the remainder of this Agreement shall continue in full force and effect.
11.16Incorporation of Recitals. The Recitals set forth herein and the Exhibits and Schedules attached hereto are incorporated herein and expressly made a part hereof.
11.17WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP THAT IS THE SUBJECT OF THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
11.18General Indemnification. (a) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties (defined below) from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (ii) any use, nonuse or condition in, on or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof; (iv) any failure of the Premises to be in compliance with any applicable laws; (v) any and all claims, demands or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (vi) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan evidenced by this Agreement or the Note and secured by the Security Instrument. Any amounts payable to Lender by reason of the application of this Section shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. WITHOUT LIMITATION, THE FOREGOING RELEASE AND INDEMNITY SHALL APPLY TO EACH OF THE INDEMNIFIED PARTIES WITH RESPECT TO LOSSES THAT IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE OR THE STRICT LIABILITY OF ANY SUCH INDEMNIFIED PARTIES. The term “Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense). The term “Indemnified Parties” shall mean (i) Lender, (ii) any prior owner or holder of the Note, (iii) any servicer or prior servicer of the Loan, (iv) any participant or any prior participant in any portion of the Loan, (v) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any participant or other third party, (vi) any receiver or other fiduciary appointed in a foreclosure or other collection proceeding, (vii) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (viii) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Loan. (b) Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of the Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith. (c)Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Security Instrument, the Note or any of the other Loan Documents, excluding any tax on the income of such Indemnified Parties. WITHOUT LIMITATION, THE FOREGOING RELEASE AND INDEMNITY SHALL APPLY TO EACH OF THE INDEMNIFIED PARTIES WITH RESPECT TO LOSSES THAT IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE OR THE STRICT LIABILITY OF ANY SUCH INDEMNIFIED PARTIES.
11.19Secondary Financing. Except as set forth in this Agreement, no secondary financing on the Premises shall be permitted without the prior written consent of Lender, which consent may be withheld in the sole and absolute discretion of Lender.

11.20Cross-Default. An Event of Default hereunder or under any of the Note, Security Instrument or other Loan Documents shall, at Lender’s election, constitute an Event of Default hereunder and under all of the Note, Security Instrument and other Loan Documents.
11.21ERISA. Borrower hereby represents, warrants and agrees that as of the date hereof, none of the investors in or owners of Borrower is an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended (“ERISA”), a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986 as amended, nor an entity the assets of which are deemed to include plan assets pursuant to Department of Labor regulation Section 2510.3-101 (the “Plan Asset Regulation”). Borrower further represents, warrants and agrees that at all times during the term of the Note, Borrower shall satisfy an exception to the Plan Asset Regulation, such that the assets of Borrower shall not be deemed to include plan assets. If at any time during the entire term of the Note any of the investors in or owners of Borrower shall include a plan or entity described in the first sentence of this Section, Borrower shall as soon as reasonably possible following an investment by such a plan or entity, provide Lender with an opinion of counsel reasonably satisfactory to Lender indicating that the assets of Borrower are not deemed to include plan assets pursuant to the Plan Asset Regulation. In lieu of such an opinion, Lender may in its sole discretion accept such other assurances from Borrower as are necessary to satisfy Lender in its sole discretion that the assets of Borrower are not deemed to include plan assets pursuant to the Plan Asset Regulation. Borrower understands that the representations and warranties herein are a material inducement to Lender in the making of the Loan evidenced by the Note, without which Lender would have been unwilling to proceed with the closing of the Loan.
11.22Certain Disclosures. Lender (and its Correspondent and their respective assigns) shall have the right to disclose in confidence such financial information regarding Borrower as may be necessary (a) to complete any sale or attempted sale of the Note or participations in the Loan (or any transfer of the mortgage servicing thereof) evidenced by the Note and the Loan Documents, (b) to service the Loan or Note, (c) to furnish information concerning the payment status of the Loan or Note to the holder or beneficial owner thereof, or (d) to any federal or state regulators that request information pertaining to the Borrower, including, without limitation, all Loan Documents, financial statements, projections, internal memoranda, audits, reports, payment history, appraisals and any and all other information and documentation in Lender’s files (and Correspondent’s files) relating to Borrower; provided that the recipient of such financial information is notified that the information being provided is confidential, and agrees to hold such information as confidential in accordance with the provisions hereof. This authorization shall be irrevocable in favor of Lender (and Correspondent and their respective assigns), and Borrower waives any claims that it may have against Lender, Correspondent and their respective assigns or the party receiving information from Lender pursuant hereto and accordance herewith regarding disclosure of information in such files and further waive any alleged damages which they may suffer as a result of such disclosure.
11.23Enforcement Costs. Borrower shall pay within ten (10) days of demand all actual costs and expenses incurred by Lender in enforcing or protecting its rights and remedies hereunder or under any of the Loan Documents, including, but not limited to, all costs of collection and litigation, reasonable attorneys’ fees (which term as used in this Agreement or in any other Loan Document, shall include any and all legal fees and expenses incurred in connection with litigation, mediation, arbitration and other alternative dispute processes), and legal expenses, including, without limitation, expert witness fees, any post-judgment fees, costs or expenses incurred on any appeal, in collection of any judgment, or in appearing and/or enforcing any claim in any bankruptcy proceeding. In the event of a judgment on the Note or any other Loan Document, Borrower agrees to pay to Lender within ten (10) days of demand all costs and expenses incurred by Lender in satisfying such judgment, including without limitation, reasonable fees and expenses of Lender’s counsel, including taxes and post-judgment insurance. It is expressly understood that such agreement by to pay the aforesaid post-judgment costs and expenses of Lender is absolute and unconditional and (i) shall survive (and not merge into) the entry of a judgment for amounts owing under the Loan Documents and (ii) shall not be limited regardless of whether the Note or other obligation of Borrower or a guarantor, as applicable, is secured or unsecured, and regardless of whether Lender exercises any available rights or remedies against any collateral pledged as security for the Note and shall not be limited or extinguished by merger of the Note or other Loan Documents into a judgment of foreclosure or other judgment of a court of competent jurisdiction, and shall remain in full force and effect post-judgment and shall continue in full force and effect with regard to any subsequent proceedings in a court of competent jurisdiction including but not limited to bankruptcy court and shall remain in full force and effect after collection of such foreclosure or other judgment until such fees and costs are paid in full. Such fees or costs shall be added to Lender’s lien on the Premises that shall also survive foreclosure or other judgment and collection of said judgment.
11.24Participations; Secondary Market. Borrower acknowledges and agrees that Lender may, in Lender’s sole discretion and at Lender’s sole cost and expense, sell, transfer or assign the Loan and the Loan Documents, and any servicing rights with respect thereto, grant participation interests in the Loan and may seek to securitize the Loan and sell interests therein in the secondary market.
(a)Dissemination of Information. Subject to the obligations of Lender in Section 11.22, in connection with any transfer by Lender of the Loan (including a participation therein) or any servicing rights with respect thereto, the Lender may forward any documents and information that Lender now has or acquires in the future concerning the Loan, including the financial statements of Borrower or Guarantor, and such other information as may be reasonably related to Borrower or Guarantor, the Premises or the Leases to any:
(i)transferee or prospective transferee of the Loan;
(ii)any rating agency rating the Loan, a participation, or any securitized interest in the Loan; or
(iii)purchaser, transferee, assignee, servicer, participant, investor or prospective investor in any securitization of the Loan, or to any of their advisors.
Borrower irrevocably waives any and all rights it may have under applicable law to prohibit such disclosure, including any right of privacy.
(b)Cooperation. Borrower and any Guarantor agree to cooperate with Lender in connection with any transfer of the Loan or any participation or securitized interest in the Loan. Borrower agrees to provide to Lender or to any persons to whom Lender may disseminate such information, at the Lender’s reasonable request, financial statements of Borrower or Guarantor, an estoppel certificate and such other documents as may be reasonably related to Borrower or Guarantor, the Premises, or the Leases, in a form substantially similar to that provided at the closing of the Loan.
(c)Reserves/Escrows. If participations are granted or securitized interests issued in connection with the Loan, all funds held by Lender in escrow or as reserves in accordance with the Loan Documents may, at the Lender’s discretion, be deposited in “eligible accounts” at “eligible institutions” and invested in “permitted investments” as then defined and required by the applicable rating agencies.
(d)No Change. Nothing in this Section shall permit a material change in the aggregate rights, obligations or liabilities of Borrower.
11.25Replacement or Bifurcation of Note.    If the Note is lost or destroyed, the Borrower shall, at the Lender’s request, execute and return to the Lender a replacement promissory note identical to the Note, provided the Lender delivers to the Borrower an affidavit to the foregoing effect. Upon delivery of the executed replacement note, the Lender shall indemnify the Borrower from and against its actual damages suffered as a result of the existence of two notes evidencing the same obligation. No replacement of the Note under this Section shall result in a novation of the Borrower’s obligations under the Note. In addition, the Lender may at its sole and absolute discretion require that the Borrower execute and deliver two separate promissory notes, which shall replace the Note as evidence of the Borrower’s obligations. The two replacement notes shall, taken together, evidence the exact obligations set forth in the Note. The replacement notes shall be independently transferable. If the Note is so replaced, the Lender shall return the Note to the Borrower marked to evidence its cancellation. Nothing in this Section shall permit a material change in the aggregate rights, obligations or liabilities of Borrower. .
11.26Further Acts. Borrower shall take all necessary actions to (i) keep valid and effective the lien and rights of Lender under the Loan Documents and (ii) protect the lawful owner of the Loan Documents. Promptly upon request by Lender, Borrower shall execute additional instruments and take such actions as Lender reasonably believes are necessary or desirable to (a) maintain or grant Lender a first-priority, perfected lien on the Premises, (b) grant to Lender to the fullest extent permitted by Laws, the right to foreclose on, or transfer title to, the Premises non-judicially upon the occurrence of an Event of Default, (c) correct any error or omission in the Loan Documents, and (d) effect the intent of the Loan Documents, including filing/recording the Loan Documents, additional mortgages, deeds of trust, deeds to secure debt, financing statements, and other instruments.
11.27Lender’s Consent; Costs of Administration of Loan. Wherever in this Agreement there is a requirement for Lender’s consent or approval and/or Lender is asked to make a judgment or determination and/or a document is to be provided in form or substance “satisfactory to Lender” or “acceptable to Lender” or an action taken “to the satisfaction of Lender”, or words of similar import, it is understood by such phrase that Lender may exercise its consent, right or judgment in its sole and absolute discretion, except where otherwise expressly set forth. Borrower shall also pay all costs and expenses incurred by Lender, and all fees charged by Lender, in connection with any request for consent or approval and any amendment, modification or waiver of the terms and conditions of the Loan Documents. Such costs, expenses and fees shall be payable within ten (10) days after written demand from Lender to Borrower. Borrower shall pay Lender (a) within ten (10) days following written demand all costs and expenses incurred by Lender in connection with the preparation of this Agreement, all other Loan Documents and any other documents or instruments contemplated hereby; and (b) within ten (10) days following demand all costs and expenses incurred by Lender in connection with the administration of this Agreement and the Loan. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, reasonable legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, documentary stamp tax, intangible tax, recording and/or filing fees, and the cost to Lender of any title insurance premiums or endorsements, title surveys, mortgage registration taxes (if applicable), release, reconveyance, satisfaction and notary fees. Borrower recognizes and agrees that Lender may, from time to time, at its option, require inspection of the Premises by an independent supervising architect and/or cost engineering specialist selected by Lender. If any of the services described above are provided by an employee of Lender or its affiliates, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services.
THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement to be effective as of the day and year first set forth above.

    BORROWER:

MARYSVILLE OWNER LLC,
a Delaware limited liability company

                        By: /s/ Steven Orbuch
                     Name: Steven Orbuch
                     Title: President

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LENDER:

USAA LIFE INSURANCE COMPANY, a life insurance company organized under the laws of Texas
By:    Affinius Capital Advisors LLC, a Texas limited liability company, its authorized agent
By:    Affinius Capital LLC, a Delaware limited liability company, its sole member

By: /s/ Beth Newman
Name: Beth Newman
Title: Authorized Signatory

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[SIGNATURE PAGE TO LOAN AGREEMENT (SCOTTS MIDWEST DISTRIBUTION CENTER)]

EXHIBIT A

    DESCRIPTION OF LAND

Parcel 1
Situated in the State of Ohio, County of Union, City of Marysville, Township of Millcreek, Virginia Military Survey Number 3349, being part of a 151.044 acre tract of land described in deed to David Fladt Road LLC and John Fladt Road LLC of record in Instrument Number 202106020007430, all references to records being on file in the Office of the Recorder, Union County, Ohio, said 83.994 acre tract being more fully described herein:
BEGINNING FOR REFERENCE at a MAG Nail set at the centerline intersection of Industrial Parkway (County Road 1) and Fladt Road (County Road 35), and being on the south line of Virginia Military Survey Number 3349 and the north line of Virginia Military Survey Number 419;
Thence North 49°11'56" West, a distance of 566.99 feet, with the centerline of said Industrial Parkway, to a MAG Nail set at a southeast corner of said 151.044 acre tract, and being at the northeast corner of a 3.400 acre tract of land described in deed to The City of Marysville, Ohio of record in Official Record Volume 40, Page 323, being the TRUE POINT OF BEGINNING;
Thence with the east line of said 151.044 acre tract, and with the west line of said 3.400 acre tract, the following two (2) courses:
1. South 40°47'31" West, passing over a 1" iron pipe found at a distance of 29.97 feet, for a total distance of 298.95 feet, to a 5/8" rebar found (CTL Engineering 7176);
2. South 06°02'17" East, passing over a 1" iron pipe found at a distance of 183.80 feet, for a total distance of 209.00 feet to a railroad spike found at the southeast corner of said 151.044 acre tract, being at the southwest corner of said 3.400 acre tract, being on the south line of said Virginia Military Survey Number 3349 and the north line of said Virginia Military Survey Number 419, being on the south line of Millcreek Township, being the north line of Jerome Township, and being in the centerline of said Fladt Road;
Thence South 83°57'59" West, a distance of 1243.43 feet with the south line of said 151.044 acre tract, with the south line of said Virginia Military Survey Number 3349 and the north line of said Virginia Military Survey Number 419, being on the south line of said Millcreek Township, being the north line of said Jerome Township, and with the centerline of said Fladt Road, to a MAG Nail set;
Thence North 49°11'56" West, passing over an iron pin set at 34.28 feet, for a total distance of 2231.34 feet, through said 151.044 acre tract, to an iron pin set on the north line of said 151.044 acre tract, and being on the south line of an original 119.5 acre tract of land (Exhibit A)

described in deed to Thomas V. Vollrath and Sarah L. Vollrath, Trustees of record in Instrument Number 202006100005496;
Thence North 41°36'06" East, a distance of 1140.10 feet, with the north line of said 151.044 acre tract, and with the south line of said 119.5 acre tract, to a 5/8" rebar found (CTL Engineering 7176), at a northeast corner of said 151.044 acre tract, and being at the southwest corner of a 1.00 acre tract of land described in deed to Richard K Reiselt of record in Instrument Number 201411180008234;
Thence with the common lines of said 151.044 acre tract, and said 1.00 acre tract, the following two (2) courses:
1. South 49°19'39" East, a distance of 208.65 feet, to a 5/8" rebar found in concrete;
2. North 41°23'59" East, passing over a 1" iron pipe found at a distance of 178.61 feet, for a total distance of 208.42 feet, to a MAG Nail set at the northeast corner of said 151.044 acre tract, being at the southeast corner of said 1.00 acre tract, and being in the centerline of said Industrial Parkway;
Thence South 49°11'56" East, a distance of 2702.72 feet, with the east line of said 151.044 acre tract, and with the centerline of said Industrial Parkway, to the True Point of Beginning, containing 83.994 acres, where 2.582 acres lies within Millcreek Township, 81.412 acres lies within the City of Marysville, 11.625 acres lies within parcel number 2700080200000, and 72.369 acres lies within parcel number 2700080170020;
Commonly known as: Sierra Marysville Sale, 12575 Industrial Parkway, Marysville, OH 43040
Parcel Number (s): 27-0008017.0030, 27-0008017.0037 (Tax Abatement Parcel)
LESS AND EXCEPT FROM PARCEL 1:
The property conveyed to the Union County Board of Commissioners in Warranty Deed, recorded October 24, 2023, in Instrument Number 202310240007846, Recorder's Office, Union County, Ohio and described as follows:
Situated in the State of Ohio, County of Union, City of Marysville, Township of Millcreek, Virginia Military Survey Number 3349, being part of an 83.994 acre tract of land described in deed to Sierra Marysville Storage, LLC of record in Instrument Number 202209190008829, all references to records being on file in the Office of the Recorder, Union County, Ohio, said 1.159 acre tract being more fully described herein;
COMMENCING at a MAG Nail found at the centerline intersection of Industrial Parkway (County Road 1) and Fladt Road (County Road 35), and being on the south line of Virginia Military Survey Number 3349 and the north line of Virginia Military Survey Number 419;

Thence South 83°57'59" West, a distance of 605.88 feet, with the centerline of said Fladt Road, with the south line of said Virginia Military Survey Number 3349, with the north line of said Virginia Military Survey Number 419, with the south line of Millcreek Township, and with the north line of Jerome Township, to a MAG Nail found at the southeast corner of said 83.994 acre tract, being at the southwest corner of a 3.400 acre tract of land described in deed to The City of Marysville, Ohio of record in Official Record Volume 40, Page 323, and being the POINT OF BEGINNING;
Thence South 83°57'59" West, a distance of 1243.43 feet, with the south line of said 83.994 acre tract, with the south line of said Virginia Military Survey Number 3349, with the north line of said Virginia Military Survey Number 419, with the south line of said Millcreek Township, with the north line of said Jerome Township and with the centerline of said Fladt Road, to a MAG Nail found at the southwest corner of said 83.994 acre tract and being at the southeast corner of the residual of an original 151.044 acre tract of land described in deed to David Fladt Road LLC and John Fladt Road LLC of record in Instrument Number 202106020007430;
Thence North 49°11'56" West, passing over a 5/8" rebar found (CEC INC) at a distance of 34.27 feet, for a total distance of 54.84 feet, with the southwest line of said 83.994 acre tract and with the northeast line of the residual of said 151.044 acre tract, to an iron pin set;
Thence North 83°57'59" East, a distance of 1280.95 feet, crossing said 83.994 acre tract, to an iron pin set on an east line of said 83.994 acre tract and being on the west line of said 3.400 acre tract;
Thence South 06°02'17" East, passing over a 1 inch iron pipe found at a distance of 14.80 feet, for a total distance of 40.00 feet, with the east line of said 83.994 acre tract and with the west line of said 3.400 acre tract, to the POINT OF BEGINNING, containing 1.159 acres, subject to all easements and documents of record. Which 0.439 of an acre lies within PID: 2700080170030 and within the City of Marysville, and 0.720 of an acre lies within PID: 700080170030, within the (P.R.O.) Present Road Occupied and within Millcreek Township.
Parcel 2
Real estate situated in the State of Ohio, County of Union and Township of Paris, City of Marysville, Survey No. 3349, and bounded and described as follows:
Beginning at the northwesterly corner of the 155.50 acre tract described in Union County Deed Record Volume 207, Page 531, said corner being a point in the center of the Columbus Road (State Route No. 33); thence with the center-line of said road South 52 deg. 30’ East 208.73 feet to a point; thence South 38 deg. 16’ West (passing over an iron pin at 30 feet) 208.73 feet to an iron pin; thence North 52 deg. 30’ West 208.73 feet to an iron pin in the northwesterly line of the above mentioned 155.50 acre tract; thence with said northwesterly line North 38 deg. 16’ East (passing over an iron pin at 179.73 feet) 208.73 feet to the point of beginning.
Containing 1.00 acre, more or less, but subject to all legal road right of way.

Being part of the 155.50 acre tract described in Union County Deed Record Vol. 207, page 531
Commonly known as: 12863 Industrial Parkway, Marysville, OH 43040
Parcel Number (s): 27-0001022-0000
FURTHER LESS AND EXCEPTING FROM PARCEL 1 AND PARCEL 2:
Situated in the State of Ohio, County of Union, City of Marysville, Township of Millcreek, Virginia Military Survey Number 3349, being part of an 83.994 acre tract of land described in deed to Sierra Marysville Storage, LLC of record in Instrument Number 202209190008829, and being part of a 1.00 acre tract of land described in deed to Sierra Marysville Storage, LLC of record in Instrument Number 202211150010622, all references to records being on file in the Office of the Recorder, Union County, Ohio, said 3.342 acre tract being more fully described herein;
COMMENCING at a MAG Nail found at the centerline intersection of Industrial Parkway (County Road 1) and Fladt Road (County Road 35), and being on the south line of Virginia Military Survey Number 3349 and the north line of Virginia Military Survey Number 419;
Thence North 49°11'56" West, a distance of 566.99 feet, with the centerline of said Industrial Parkway, to a MAG Nail found at a southeast corner of said 83.994 acre tract, being at the northeast corner of a 3.400 acre tract of land described in deed to The City of Marysville, Ohio of record in Official Record Volume 40, Page 323, and being the POINT OF BEGINNING;
Thence South 40°47'31" West, passing over a 1 inch iron pipe found at a distance of 29.97 feet for a total distance of 50.00 feet, with the southeast line of said 83.994 acre tract, and with the northwest line of said 3.400 acre tract, to an iron pin set;
Thence North 49°11'56" West, a distance of 2911.89 feet, crossing said 83.994, and crossing said 1.00 acre tract, to an iron pin set on the northwest line of said 1.00 acre tract, and being on the southeast line of an original 119.5 acre tract of land (Exhibit A) described in deed to Thomas V. Vollrath and Sarah L. Vollrath, Trustees of record in Instrument Number 202006100005496;
Thence North 41°23'59" East, a distance of 50.00 feet, with the northwest line of said 1.00 acre tract, and with the southeast line of said 119.5 acre tract, to a MAG Nail set at a northeast corner of said 1.00 acre tract, being at the southeast corner of said 119.5 acre tract, and being on the centerline of said Industrial Parkway;
Thence South 49°11'56" East, passing over a MAG Nail found at a distance of 208.64 feet, for a total distance of 2911.36 feet, with the northeast line of said 1.00 acre tract, with the northeast line of said 83.994 acre tract, and with the centerline of said Industrial Parkway, to the POINT OF BEGINNING, containing 3.342 acres, subject to all easements and documents of record. Which 0.096 of an acre lies within PID: 2700010220000 and within the City of Marysville, 0.144 of an acre lies within PID: 2700010220000, within the (P.R.O.) Present Road Occupied &

Millcreek Township, 1.241 acres lies within PID: 2700080170030 and within the City of Marysville, and 1.861 acres lies within PID: 2700080170030, within the (P.R.O.) Present Road Occupied & Millcreek Township.
Commonly known as: Sierra Marysville Sale, 12575 Industrial Parkway, Marysville, OH 43040 and 12863 Industrial Parkway, Marysville, OH 43040
Parcel Number (s): 27-0008017.0030, 27-0008017.0037 (Tax Abatement Parcel), AND 27-0001022-0000

SCHEDULE 8.1

Organizational Chart of Borrower